FOURTH AMENDED AND RESTATED



                          ASHLAND OIL, INC.



                         EMPLOYEE THRIFT PLAN















                      Effective October 1, 1985







               (Conformed Copy Showing Amendments 1-15)

                           September, 1993

                     FOURTH AMENDED AND RESTATED

                          ASHLAND OIL, INC.

                         EMPLOYEE THRIFT PLAN



            WHEREAS, Ashland Oil, Inc. established the Ashland Oil,

   Inc. Employee Thrift Plan originally effective  June 1, 1964  for the benefit of employees eligible to participate therein;

            WHEREAS, the  aforesaid Plan  was amended  from time to

   time  and, as  so amended,  was completely  amended and  restated

   effective  October 1, 1976 to  comply with  the provisions of the

   Employee Retirement Income Security Act of 1974;

            WHEREAS, the  aforesaid amended and  restated Plan  was

   further amended from time to time  and was completely amended and restated  effective October 1, 1980 and  again restated effective

   October 1, 1983;

            WHEREAS, Article 20  of the aforesaid third amended and

   restated  Plan,  reserves  to  Ashland  Oil,  Inc.  the  right to further amend the Plan; and

            WHEREAS,  Ashland  Oil, Inc.  desires  to make  further

   amendments to the Plan and to  incorporate such amendments into a completely restated Plan;

            NOW, THEREFORE,  Ashland Oil, Inc.  does hereby further

   amend and restate the Ashland Oil,  Inc. Employee Thrift Plan  in accordance with the following terms and conditions:

                              ARTICLE 1

                           PURPOSE OF PLAN



       1.1  Designation.  The Plan is designated the "Ashland Oil,

   Inc. Employee Thrift Plan."



       1.2  Purpose.  The purpose of the Plan is to provide

   retirement, disability, death, employment termination, thrift and cash or deferred arrangement benefits for the Participating

   Companies' eligible employees and their beneficiaries.  To provide such benefits, the Participating Companies propose to make contributions from their Net Profits in accordance with the provisions of the Plan.  Such contributions and any income derived therefrom shall be for the exclusive benefit of

   participants and their beneficiaries and shall not be used for,

   or diverted to, any other purpose.

                              ARTICLE 2

                             DEFINITIONS

       2.1  As used in the Plan:

            (a) "Account" shall mean all of the separate accounts

   maintained for each Member under the provisions of Article 10 of the Plan (excepting, however, the accounts which comprise such

   Members' Tax Deferred Account, and, if any, Frozen Tanner

   Account) reflecting such Member's contributions to the Trust under the provisions of Article 5 of the Plan and reflecting

   Participating Company contributions to the Trust allocated to such Member under the provisions of Article 7 of the Plan as adjusted in accordance with the provisions of Section 10.3 of the Plan.

            (b) "Actual Deferral Percentage" shall mean, for the

   Highly Compensated Eligible Employees and the Non-Highly

   Compensated Eligible Employees for a Plan Year, the average of the ratios, calculated separately for each person in each such group, of the amount of contributions, if any, allocated to such individual's Tax Deferred Account for such Plan Year to the person's Actual Deferral Percentage Compensation for such Plan

   Year.

                (c)  "Actual Deferral Percentage Compensation"

   shall mean (i) compensation received by an Employee during the

   Plan Year, other than compensation in the form of qualified or previously qualified deferred compensation, that is currently includible in the gross income of the Employee for income tax purposes and (ii) all elective contributions made by the

   Sponsoring Company on behalf of its Employee during the Plan

   Year that are not includible in the gross income of the Employee under sections 125 or 402(a)(8) of the Code.

            (d) "Affiliated Company" shall mean (i) a member of a

   controlled group of corporations of which a Participating

   Company is a member or (ii) an unincorporated trade or business which is under common control with a Participating Company as determined in accordance with Section 414(c) of the Code and regulations issued thereunder.  For purposes hereof, a

   "controlled group of corporations" shall mean a controlled group of corporations as defined in Sections 1563(a) of the Code,

   determined without regard to Sections 1563(a)(4) and (e)(3)(C),

   except that, with respect to the limitations on annual additions set forth in Sections 7.2 and 7.3 of the Plan, instead of 80%,

   the applicable percentage shall be 50% wherever such percentage appears in Section 1563(a)(1) of the Code.  Notwithstanding anything to the contrary contained herein, from and after the time Ashland Coal, Inc. ceased to be an 80% owned subsidiary of

   Ashland Oil, Inc., for purposes of determining an Employee's eligibility to participate hereunder and for purposes of

   determining a Member's vested benefit hereunder, but not for purposes of determining whether an individual is entitled to accrue a benefit hereunder for a particular Plan Year, Ashland

   Coal, Inc. and the entities with which it is aggregated and considered as a single employer under Sections 414(b), (c), (m),

   and (o) of the Code shall be included within the meaning of

   'Affiliated Company' hereunder.

            (e) "Beneficiary" shall mean the person or persons

   entitled to receive benefits which are payable under the Plan upon or after a Member's death.

            (f) "Code" shall mean the Internal Revenue Code of

   1954, as amended from time to time.  References to any Section of the Code shall include any successor provision thereto.

            (g) "Compensation" shall mean the salary and wages

   (or, if an Employee is not paid a fixed salary or wages, such other compensation as determined by the Sponsoring Company) paid by a Participating Company to an Employee during the Plan Year for the period while such Employee has been a Member of the Plan including commissions, payroll continuation for sickness,

   overtime pay, shift premium, and vacation pay, if any, any amounts contributed to the Member's Tax Deferred Account, and any amounts excluded from the Member's income under section 125 of the Code; provided, however, Compensation shall not include

   (i) incentive compensation bonuses, (ii) amounts contributed by a Participating Company or Affiliated Company under any employee benefit plan (other than amounts contributed to a Member's Tax

   Deferred Account under this Plan), (iii) amounts paid to a

   Member under the Ashland Oil, Inc. ERISA Forfeiture Plan or any successor plan thereto, (iv) amounts paid to a Member as stock appreciation rights through the Ashland Oil, Inc. Long Term

   Incentive Plan or the Amended Stock Incentive Plan for Key

   Employees of Ashland Oil, Inc. and its Subsidiaries or any

   successor or similar plans thereto, (v) allowances paid by reason of foreign assignment, which are not a part of such

   Member's base United States salary as determined by the

   Sponsoring Company; and (vi) remuneration determined to be disregarded under this paragraph (g) by the Sponsoring Company under rules uniformly applicable to all employees similarly situated; and (vii) severance pay paid on or after November 1,

   1992; and provided further, that for any Plan Year beginning on or after October 1, 1989, Compensation shall not exceed $200,000 or the dollar limitation as determined by the United States

   Secretary of the Treasury or his delegate pursuant to Section

   402 of the Code to reflect increases in the cost of living and to be adjusted no more than annually.

            (h) "Disability" shall mean total physical and/or

   mental incapacity of such a nature that it prevents any gainful employment by a Member determined by the Sponsoring Company based upon medical evidence satisfactory to it.

            (i) "Employee" shall mean any person who is an

   employee of one or more Participating Companies; provided,

   however, that Employee shall not include:  (i) any person

   included in a unit of employees covered by a collective

   bargaining agreement between employee representatives and one or more Participating Companies unless such bargaining agreement specifically provides otherwise; (ii) any person who is a

   non-resident alien and who receives no earned income (within the meaning of Section 911(b) of the Code) which constitutes income from sources within the United States (within the meaning of

   Section 861(a)(3) of the Code) from any Participating Company and (iii) any person who is compensated on an hourly rate or other rate basis if such employee is not included in a designated eligible payroll classification code so designated by the Sponsoring Company.  For pur-poses of this paragraph (i), a

   United States citizen who is an employee (i) of a foreign

   subsidiary (as defined in Section 3121(l)(8) of the Code) of a domestic Participating Company which is the subject of an

   agreement entered into by such domestic Participating Company under Section 3121(l) of the Code and as to whom contributions under a funded plan of deferred compensation are not provided by any person other than such domestic Participating Company with respect to the remuneration paid to such United States citizen by such foreign subsidiary, or (ii) of a domestic subsidiary (as defined in Section 407(a)(2)(A) of the Code) of a domestic

   Participating Company and as to whom contributions under a funded plan of deferred compensation are not provided by any person other than such domestic Participating Company with respect to the remuneration paid to such United States citizen by such domestic subsidiary, shall be deemed to be an employee of such domestic Participating Company.  For purposes of this paragraph (i), under rules of general application, a former employee of a Participating Company who is temporarily on leave of absence from employment with such Participating Company in order to render services to an Affiliated Company or other affiliate of a Participating Company, may be deemed an Employee of such Participating Company during such absence if such

   absence is determined by the Sponsoring Company to be in the interest of a Participating Company or an Affiliated Company.

            (j) "Employment Commencement Date" shall mean the date

   on which an employee (whether or not such employee is an

   Employee within the meaning of paragraph (i) of this Section

   2.1) first performs an Hour of Service for a Participating

   Company or an Affiliated Company.

            (k) "ERISA" shall mean the Employee Retirement Income

   Security Act of 1974, as amended from time to time.  References to any Section of ERISA shall include any successor provision thereto.

            (l) "Hour of Service" shall mean each hour for which

   an employee is paid, or entitled to payment, by a Participating

   Company or an Affiliated Company for the performance of duties as an employee.

            (m) "Highly Compensated Eligible Employee" shall mean,

   with respect to a Plan Year, any Employee eligible to make contributions under Article 5 of the Plan at any time during such Plan Year and who is a highly compensated employee within the meaning of section 414(q) of the Code for such Plan Year.

            (n) "Investment Manager" shall mean any party that: (i)

   is (A) registered as an investment advisor under the Investment

   Advisors Act of 1940, or (B) a bank (as defined in the

   Investment Advisors Act of 1940), or (C) an insurance company qualified to manage, acquire and dispose of Plan assets under the laws of more than one state; (ii) acknowledges in writing that it is a fiduciary with respect to the Plan; and (iii) is granted the power to manage, acquire or dispose of any asset of the Plan pursuant to Article 15 of the Plan.

            (o) "Member" shall mean an eligible Employee who

   becomes a Member of the Plan as provided in Article 4 of the

   Plan.  A Member ceases to be a Member when all funds in his

   Account and Tax Deferred Account to which he is entitled under the Plan have been distributed in accordance with the Plan.

            (p) ^

            (q)  "Non-Highly Compensated Eligible Employee" shall

   mean, with respect to a Plan Year, any Employee eligible to make

   Basic and Supplemental Contributions under Article 5 of the Plan at any time during such Plan Year who is not a Highly

   Compensated Eligible Employee.

            (r) "One Year Period Of Severance" shall mean a

   12-consecutive-month period beginning on an employee's Severance from Service Date and ending on the first anniversary of such date provided that the employee during such 12-consecutive-month period does not perform an Hour of Service for a Participating

   Company or an Affiliated Company.

            (s) "Participating Company" shall mean (i) the

   Sponsoring Company and (ii) a company which adopts the Plan pursuant to Article 19 of the Plan.

            (t) "Period of Severance" shall mean the period of

   time commencing on an employee's Severance from Service Date and ending on the date such employee again performs an Hour of

   Service.  With respect to any Period of Severance which began on or after October 1, 1985, periods during which an employee is absent from employment with a Participating Company or an

   Affiliated Company between the first anniversary and second anniversary (or such shorter period as may be allowed by regulations) of the first date on which absence began (i) by reason of the pregnancy of the employee, (ii) by reason of the birth of a child of the employee, (iii) by reason of the

   placement of a child with the employee in connection with the adoption of such child by such employee, or (iv) for purposes of caring for such child for a period beginning immediately

   following such birth or placement, shall not be included in such

   Period of Severance; provided, however, no such period of

   absence shall be disregarded unless the employee furnishes to the Sponsoring Company such information in such form and at such time as it may from time to time require that such absence is for the reasons specified in this sentence and the number of days for which there was such an absence.

            (u) "Period of Service" shall mean a period of

   employment with a Participating Company or an Affiliated Company commencing on an employee's Employment Commencement Date or

   Reemployment Commencement Date, whichever is applicable, and ending on such employee's Severance from Service Date; provided,

   however, Period of Service shall also include any Period of

   Severance immediately following a Period of Service if the employee completes an Hour of Service within 12 months of the date on which the employee was first absent from service.

   Notwithstanding the foregoing provisions of this paragraph (u),

   Period of Service shall not include the period between the first anniversary and the second anniversary of the first date of absence from work (i) by reason of the pregnancy of the employee, (ii) by reason of the birth of a child of the employee, (iii) by reason of the placement of a child with the employee in connection with the adoption of such child by such employee, or (iv) for purposes of caring for such child for a period immediately following birth or placement.

            (v) "Plan" shall mean the Ashland Oil, Inc. Employee

   Thrift Plan as set forth herein and as it may be amended from time to time.

            (w) "Plan Year" shall mean the 12-consecutive month

   period beginning on October 1 and ending on the following

   September 30.

            (x) "Reemployment Commencement Date" shall mean the

   first date, following the Severance from Service Date, on which an employee performs an Hour of Service.

            (y) "Severance from Service Date" shall mean the

   earlier to occur of (i) the date on which an employee quits,

   retires or is discharged from employment with a Participating

   Company or an Affiliated Company, or dies; or (ii) except as otherwise provided in clause (iii), the first anniversary of the first date of a period during which an employee remains absent from service (with or without pay) with a Participating Company or an Affiliated Company for any reason other than quit,

   retirement, discharge or death; or (iii) the second anniversary

   (or such shorter period as may be allowed by regulations) of the first date of a period in which an employee remains absent from service with a Participating Company or an Affiliated Company by reason of a pregnancy, birth, placement or caring described in paragraph (t) of this Section 2.1 if the employee furnishes the information required of him under such paragraph.

   Notwithstanding the preceding sentence, (A) if an employee is absent from service with a Participating Company or an

   Affiliated Company solely by reason of temporary leave of

   absence determined by the Sponsoring Company under uniform,

   non-discriminatory rules to be in the interest of a

   Participating Company or an Affiliated Company, such employee shall be deemed not to have quit or been absent from service with such Participating Company or Affiliated Company so long as such employee complies with the terms and conditions of such temporary leave of absence; and (B) if an employee is absent from service with a Participating Company or an Affiliated

   Company solely by reason of military service under circumstances by which such employee is afforded reemployment rights under any applicable federal or state statute or regulation, such employee shall be deemed not to have quit or have been absent from

   service with such Participating Company or Affiliated Company if such employee returns to service with such Participating Company or Affiliated Company before the expiration of such reemployment rights; provided, however, in the event that such employee fails to comply with the terms and conditions of a temporary leave of absence or fails to return to service with such Participating

   Company or Affiliated Company before the expiration of such reemployment rights, such employee shall be deemed to have quit on the first day on which such employee was first absent from service with such Participating Company or Affiliated Company by reason of such temporary leave of absence or such military service.

            (z) "Sponsoring Company" shall mean Ashland Oil, Inc.

   including any successor by merger, purchase or otherwise.

            (aa)     "Tax Deferred Account" shall mean all the

   separate accounts maintained under the provisions of Article 10 to which are allocated, on behalf of a Member, contributions to the Trust under the provisions of Section 6.1 of the Plan as adjusted in accordance with the provisions of Section 10.3 of the Plan.

                (ab)     "Termination of Employment" shall mean

   termination of employment with any Participating Company or any

   Affiliated Company, whether voluntarily or involuntarily, for any reason other than by reason of a Member's transfer to a

   Participating Company or an Affiliated Company.  With respect to amounts held in a Member's Tax Deferred Account, a Member shall be deemed to have incurred a Termination of Employment upon (i)

   the date of the sale by a Participating Company or an Affiliated

   Company of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by such Company in a trade or business of such Company even though such Member

   continues employment with the purchaser of such assets, or (ii)

   the date of the sale of the stock of a Participating Company or an Affiliated Company even though such Member continues

   employment with such Company.

            (ac)     "Trust" shall mean the legal entity resulting

   from the trust agreement between the Sponsoring Company, on its own behalf and as agent for all other Participating Companies,

   and the Trustee which receives the Participating Companies' and

   Members' contributions, and holds, invests, and disburses funds to or for the benefit of Members and their Beneficiaries.

            (ad)     "Trust Fund" shall mean the total

   contributions made by the Participating Companies and Members to the Trust pursuant to the Plan, increased by profits, gains,

   income and recoveries received, and decreased by losses,

   depreciation, benefits paid and expenses incurred in the

   administration of the Trust.  Trust Fund includes all assets acquired by investment and reinvestment which are held in the

   Trust by the Trustee.

                (ae)     "Trustee" shall mean the party or parties,

   individual or corporate, named in the trust agreement and any duly appointed additional or successor Trustee or Trustees acting thereunder.

            (af)     "Valuation Date" shall mean the last business

   day of each calendar month.

            (ag) "Actual Contribution Percentage" shall mean, for

   the Highly Compensated Eligible Employees and the Non-Highly

   Compensated Eligible Employees for a Plan Year, the average of the ratios, calculated separately for each person in each such group, of the amount, if any, of Member contributions under

   Article 5 and Participating Company contributions allocated to such person's Account for such Plan Year to the person's Actual

   Deferral Percentage Compensation for such Plan Year.

            (ah) "Frozen Tanner Account" shall mean all the separate accounts originally maintained in Fund A and Fund E, as such Funds existed at the time of the merger of the Tanner

   Savings and Investment Plan into this Plan, effective April 1,

   1989, to which were allocated 75% of an affected Member's

   company contributions made to the said Tanner Plan, as adjusted in accordance with Section 10.3 of the Plan.

       2.2  Wherever appropriate, words used in the Plan in the

   singular shall mean the plural, the plural shall mean the

   singular, and the masculine shall mean the feminine.

                              ARTICLE 3

                     REQUIREMENTS FOR ELIGIBILITY

       3.1  Service.  Each Member of the Plan on July 31, 1990

   shall continue to be a Member subject to the provisions of the

   Plan.  Subject to the provisions of Article 4 of the Plan, and subject to the next sentence of this Section 3.1, an Employee who was not a Member on July 31, 1990 shall be eligible to become a Member of the Plan as of the first day of the calendar month coinciding with or next following the date on which he completes a 12-month Period of Service (as more specifically provided in Section 3.3 of the Plan) provided such Employee is an Employee of a Participating Company on such first day.

   However, any Employee who was not a Member on July 31, 1990 and

   who, as of such date, was credited with any Period of Service shall be eligible to become a Member of the Plan as of the first day of the calendar month coinciding with or next following the date on which he completes a six-month Period of Service (as more specifically provided in Section 3.3 of the Plan), provided such Employee is an Employee of a Participating Company on such first day and the Period of Service for which he was credited as of such date has not since been disregarded under the terms of the Plan.  Notwithstanding the foregoing provisions of this

   Section 3.1, any Member who incurs a Termination of Employment and who is subsequently reemployed as an Employee of a

   Participating Company shall be eligible to again become a

   Member, subject to the provisions of Article 4, as of the first day of the calendar month coincident with or next following the date he again becomes an Employee; and if the date upon which an

   Employee would be eligible to be a Member falls within a Period of Severance of 12 months or less or during a period of absence for any other reason which is taken into account as a Period of

   Service under Sections 2.1(u) and/or 3.3 of the Plan, then,

   provided he is an Employee, he shall be eligible to become a

   Member, subject to Article 4, as of the first day of the

   calendar month coincident with or next following the date on which the Period of Severance ends.

       3.2  Service With A Predecessor Employer.  If the Plan had

   previously been maintained by a predecessor of a Participating

   Company, whether a corporation, partnership, sole proprietorship or other business entity, any period of service with such

   predecessor shall be treated as a period of service with a

   Participating Company.  If the Plan had not been previously maintained by a predecessor of a Participating Company, service with such predecessor shall not be taken into account, except to the extent required pursuant to regulations prescribed by the

   United States Secretary of the Treasury or his delegate.

   Notwithstanding the foregoing, service by a sole proprietor or partner shall not be counted as a period of service with a

   Participating Company.

            3.3 Eligibility Service Period.  ^  In computing an

   employee's Period of Service for purposes of this Section 3.3 all of an employee's Periods of Service (whether or not

   consecutive) with a Participating Company or an Affiliated

   Company shall be taken into account except as otherwise provided in this Section 3.3. Any non-successive Periods of Service shall be aggregated and any less than whole month Periods of

   Service (whether or not consecutive) shall be aggregated on the basis that 30 days of service equal a whole month of service;

   provided, however, in the case of any employee who has a

   One-Year Period of Severance which began before October 1, 1985,

   such employee's Periods of Service with a Participating Company or any Affiliated Company before such One-Year Period of

   Severance shall not be taken into account if such employee's latest Period of Severance equals or exceeds his prior aggregate

   Periods of Service completed before the date on which such

   Period of Severance began and such prior aggregate Period of

   Service shall not include any Period of Service not required to be taken into account under this Section 3.3 by reason of any prior One-Year Period of Severance; and provided further,

   however, in the case of any employee who has a One-Year Period of Severance which began on or after October 1, 1985, such employee's Periods of Service with a Participating Company or an

   Affiliated Company before any such One-Year Period of Severance shall not be taken into account if such employee's latest Period of Severance equals or exceeds the greater of (A) 5 years or (B)

   his prior aggregate Periods of Service completed before the date on which such One-Year Period of Severance began, and such prior aggregate Periods of Service shall not include any Period of

   Service not required to be taken into account under this Section

   3.3 by reason of any prior One-Year Period of Severance (whether commencing before, on or after October 1, 1985); provided, however, that if an employee incurs a Period of Severance before

   August 23, 1984 and such employee returns to work on or after

   October 1, 1985, and if as of December 31, 1984 his prior Period of Service could not be disregarded under this Section 3.3, then the provisions of this Section shall apply as if the employee's

   Period of Severance began after October 1, 1985 for purposes of this Section 3.3; and provided further, however, any Period of

   Service, or part thereof, with an Affiliated Company (other than a Participating Company) during a period of time during which such Affiliated Company was not an Affiliated Company shall be disregarded except that the following shall not be disregarded:

   (i) service as provided in Section 3.2 of the Plan, (ii) service with an Affiliated Company by an Employee who was transferred from an Affiliated Company to a Participating Company, and (iii)

   service with an Affiliated Company by an employee which is determined by the Sponsoring Company under uniform,

   non-discriminatory rules to be not disregarded.

                              ARTICLE 4

                      PARTICIPATION IN THE PLAN

       Any Employee eligible to participate in the Plan in

   accordance with the provisions of Article 3 of the Plan shall become a Member on the first day of the calendar month

   coincident with or next following the date on which he has filed a completed application to participate in such form and manner and at such time as the Sponsoring Company may from time to time prescribe provided that he is an Employee of a Participating

   Company on such day. Each such application shall (i) authorize the automatic deduction of such Member's contributions and any contributions allocable to his Tax Deferred Account from such

   Member's Compensation or authorize such other method of making contributions as may be required by the Sponsoring Company, (ii)

   designate such Member's investment election under the provisions of Section 8.2 of the Plan, (iii) designate one or more

   Beneficiaries pursuant to the provisions of Article 11 of the

   Plan, and (iv) contain such other information, conditions,

   understandings, declarations or agreements as the Sponsoring

   Company shall from time to time require.

       The Tanner Savings and Investment Plan ("Tanner Plan") is

   merged into and becomes a part of the Ashland Oil, Inc. Employee

   Thrift Plan ("Ashland Plan").  Participant contributions in the

   Tanner Plan shall be consolidated into the Account or Tax

   Deferred Account, as the case may be, in the Ashland Plan and shall be treated as such for all purposes of the Ashland Plan.

   25% of each participant's company contributions in the Tanner

   Plan shall be consolidated into the Account of such participant in Fund A and Fund E of the Ashland Plan and shall be treated as a part of such participant's Account for all purposes of the

   Ashland Plan.  75% of each participant's company contributions in the Tanner Plan shall be separately accounted for in Fund A and Fund E of the Ashland Plan and shall be termed the "Frozen

   Tanner Account" for purposes of the Ashland Plan.

                              ARTICLE 5

                         MEMBER CONTRIBUTIONS

       5.1  Rate.  Each Member may elect to contribute to the Plan by means of payroll deduction (or other method as may be

   required by the Sponsoring Company) an amount not less than 1%

   nor more than 16% (in whole number percentages) of his

   Compensation, for each payment of Compensation he receives beginning with that payment of Compensation which occurs or is arranged for (determined by taking into account the various pay periods and the various administrative procedures utilized by

   Participating Companies in the production and distribution of paychecks for Employees) next following the date such Member commenced participation in the Plan under the provisions of

   Articles 3 and 4 of the Plan.  Contributions pursuant to this

   Article 5 which are less than or equal to 6% of Compensation are designated Basic Contributions, and contributions which are in excess of 6% of Compensation are designated Supplemental

   Contributions.  All Member contributions shall be paid into the

   Plan not less frequently than monthly and shall be allocated to such Member's Account or Tax Deferred Account as provided in the

   Plan.

       5.2  Change of Rate.  A Member may elect to change his

   contribution rate within the limits set forth in Section 5.1 effective on the first day of a calendar quarter for payments of

   Compensation occurring or arranged for (determined by taking into account the various pay periods and the various

   administrative procedures utilized by Participating Companies in the production and distribution of paychecks for Employees)

   after such first day by filing such election in such form and manner and at such time (not less than 15 days prior to the date upon which such election is to be effective) as the Sponsoring

   Company may from time to time prescribe.  For purposes of this

   Section 5.2, the following shall not be deemed a change in a

   Member's contribution rate: (i) a Member's initial election to contribute to the Plan under Article 4 of the Plan; and (ii) any automatic discontinuance of contributions under Section 5.4 of the Plan.

            5.3 Election to Suspend Contributions.  A Member may

   elect to suspend his Basic Contributions and his Supplemental

   Contributions, if any, effective on the first day of a calendar month for payments of Compensation occurring or arranged for

   (determined by taking into account the various pay periods and the various administrative procedures utilized by Participating

   Companies in the production and distribution of paychecks for

   Employees) after such first day for a period of time, specified by such Member, of not less than 3 calendar months or more than

   12 calendar months, by filing such election at such time (not less than 15 days prior to the date upon which such election is to be effective) as the Sponsoring Company may from time to time prescribe.

       5.4  Automatic Discontinuance of Contributions.  If a Member

   ceases to be an Employee, his Basic Contributions and

   Supplemental Contributions, if any, shall be automatically discontinued as of the date on which such Member no longer receives Compensation. If a Member elects to withdraw an amount from his Account pursuant to the provisions of Section 13.2,

   Section 13.3 or Section 13.4 of the Plan, such Member's Basic

   Contributions and Supplemental Contributions, if any, shall be automatically discontinued effective for payments of

   Compensation occurring or arranged for (determined by taking into account the various pay periods and the various

   administrative procedures utilized by Participating Companies in the production and distribution of paychecks for Employees)

   after the date on which such withdrawal is effective under the provisions of Section 13.2, Section 13.3 or Section 13.4 of the

   Plan.  If a Member's Basic Contributions are voluntarily or automatically suspended, such Member's Supplemental

   Contributions shall be automatically suspended.  In no event shall the Actual Contribution Percentage for the Highly

   Compensated Eligible Employees exceed the greater of (i) the

   Actual Contribution Percentage for the Non-Highly Compensated

   Eligible Employees multiplied by 1.25; or (ii) the lesser of (A)

   the Actual Contribution Percentage for the Non-Highly

   Compensated Eligible Employees plus 2.00, or (B) the Actual

   Contribution Percentage for the Non-Highly Compensated Eligible

   Employees multiplied by 2.  The Sponsoring Company may, without notice to any Member, discontinue or refund or forfeit (together with any earnings) the contributions of any one or more Highly

   Compensated Eligible Employees when such discontinuance, refund or forfeiture is deemed necessary or advisable to establish and/or preserve the Plan as qualified under the provisions of

   Section 401(a) of the Code and related provisions.  To the extent permitted by regulations issued by the Secretary of the

   Treasury of the United States or his delegate, such

   discontinuance, refund or forfeiture by the Sponsoring Company may be retroactive and/or be by way of distribution of Member contributions and forfeiture of any associated Participating

   Company contributions.

       5.5  Resumption of Contributions after Suspension or

   Discontinuance.  In the event a Member's Basic Contributions are suspended pursuant to the provisions of Section 5.3, effective for payments of Compensation occurring or arranged for

   (determined by taking into account the various pay periods and the various administrative procedures utilized by Participating

   Companies in the production and distribution of paychecks for

   Employees) after the date the suspension period specified by the

   Member expires, such Member's contributions shall be

   automatically resumed at the same rate at which such Member's contributions were made immediately prior to the Member's

   election to suspend. In the event a Member's contributions are discontinued under Section 5.4 of the Plan (other than by reason of transfer to an Affiliated Company which has not adopted the

   Plan or transfer to an employee classification whereby such

   Member is no longer an Employee), such Member may not resume contributions prior to that payment of Compensation occurring or arranged for (determined by taking into account the various pay periods and the various administrative procedures utilized by

   Participating Companies in the production and distribution of paychecks for Employees) next following the first day of the calendar month coincident with or next succeeding the expiration of:

       (i)  6 months from the date on which such discontinuance

            became effective, if such discontinuance resulted

            from a withdrawal pursuant to Section 13.2 of the

            Plan; or

       (ii) 12 months from the date on which such discontinuance

            became effective if such discontinuance resulted from

            a withdrawal pursuant to Section 13.3 or Section 13.4

            of the Plan.

   Any resumption of Basic and Supplemental Contributions may be made only by a Member who is eligible to participate under the provisions of Article 3 and Article 4 of the Plan and must be made within the limits and in the manner set forth in this

   Article 5.

                              ARTICLE 6

                    SALARY REDUCTION CONTRIBUTIONS

       6.1  Salary Reduction Election.  Subject to the provisions of Section 6.3 and the limitations of Section 7.2 and Section

   7.3, each Member may elect to reduce his remuneration from a

   Participating Company by designating (in whole number

   percentages of his Compensation) an amount to be allocated to his Tax Deferred Account out of his Basic and Supplemental

   Contributions, if any, paid to the Trust beginning with the payments of Basic and Supplemental Contributions occurring next following the first day of the calendar quarter or calendar month, as the case may be, as of which such election is

   effective under this Section 6.1.  Amounts allocated to a

   Member's Tax Deferred Account on behalf of such a Member

   pursuant to this Section 6.1 shall come first from such Member's

   Basic Contributions and shall retain their character as Basic

   Contributions or Supplemental Contributions for purposes of

   Section 7.1 of the Plan.  An election under this Section 6.1 shall be filed in such form and manner and at such time (not less than 15 days prior to the first day of the calendar quarter upon which such election is to be effective) as the Sponsoring

   Company may from time to time prescribe; provided, however, in the case of an initial enrollment of a Member under Article 4 of the Plan any salary reduction election of such Member under this

   Section 6.1 shall be effective as of the first day of the

   calendar month on which such Member becomes a Member.  In no event shall any Member cause contributions under this section

   6.1 to be made in excess of $7000 in any calendar year, or,

   effective as of January 1, 1988, and each succeeding January 1 thereafter, the dollar limitation as determined by the United

   States Secretary of the Treasury or his delegate pursuant to

   Section 402 of the Internal Revenue Code to reflect increases in the cost of living and to be adjusted no more than annually;

   provided however, if a Member receives a withdrawal under the provisions of Section 13.4 of the Plan (a 'hardship

   withdrawal'), for the calendar year immediately following the calendar year in which such Member receives such hardship

   withdrawal, such Member shall not cause contributions under this

   Section 6.1 to be made in excess of the above-described dollar limitation for such following calendar year less the amount of such Member's contributions for the calendar year of the

   hardship withdrawal.

       6.2  Change or Suspension/Resumption of Salary Reduction

   Rate. A Member may elect to change or resume his rate of salary reduction contributions within the limits allowed by Section

   6.1, or to suspend completely his salary reduction election, as the case may be, effective on the first day of a calendar

   quarter for payments of Basic and/or Supplemental Contributions occurring after such first day by filing such election in such form and manner and at such time (not less than 15 days prior to the date upon which such election is to be effective) as the

   Sponsoring Company may from time to time prescribe.  For

   purposes of this Section 6.2, the following shall not be deemed a change in a Member's salary reduction rate: (i) a Member's initial election of salary reduction under Section 6.1 of the

   Plan; and (ii) imposition of the limits of Section 6.3 of the

   Plan.

       6.3  Automatic Suspension or Discontinuance of Salary

   Reduction. If a Member ceases or suspends making contributions or reduces the rate of Member Basic and Supplemental

   Contributions below the then applicable rate of such Member's salary reduction, such Member's rate of salary reduction

   contributions shall be discontinued to the extent such then applicable rate of salary reduction contributions exceeds the rate of such Member's contributions.  In no event shall the

   Actual Deferral Percentage for the Highly Compensated Eligible

   Employees exceed the greater of (i) the Actual Deferral

   Percentage for the Non-Highly Compensated Eligible Employees

   multiplied by 1.25; or (ii) the lesser of (A) the Actual

   Deferral Percentage for the Non-Highly Compensated Eligible

   Employees plus 2.00, or (B) the Actual Deferral Percentage for the Non-Highly Compensated Eligible Employees multiplied by 2.

   The Sponsoring Company may, without notice to any Member,

   discontinue the salary reduction contributions of any one or more Highly Compensated Employees when such discontinuance is deemed necessary or advisable to establish and/or preserve the

   Plan as qualified under the provisions of Section 401(a) and

   Section 401(k) of the Code.  To the extent permitted by

   regulations issued by the Secretary of the Treasury of the

   United States or his delegate, such discontinuance by the

   Sponsoring Company may be retroactive and/or be by way of reclassification of Member contributions and/or by way of distributions to Members.  If salary reduction contributions are discontinued pursuant to the terms of this Section 6.3, the payroll deductions which were related to such contributions shall continue at the same rate for each affected Member, and such contributions, from and after the date of such

   discontinuance, shall be deemed to be contributions made under and subject to the provisions of Article 5, including, but not limited to, the limitations applicable to such contributions under Section 5.4 of the Plan.  If the Sponsoring Company

   determines to allow salary reduction contributions to resume for any or all of the Highly Compensated Eligible Employees, the

   rate of the contributions being made as of the day prior to such resumption which related to the original discontinuance of the salary reduction contributions shall cease to be made under the provisions of Article 5 and shall, from and after the date of such resumption, be made under the terms of this Article 6 at a rate for each Member equal to the lesser of the rate at which such contributions were being made prior to their prior

   discontinuance or such rate as is prescribed by the Sponsoring

   Company, pursuant to the terms of this Section 6.3.

       6.4   Resumption of Salary Reduction After Automatic

   Suspension or Discontinuance.  In the event a Member's salary reduction is automatically suspended pursuant to the provisions of Section 6.3 because of a Member's suspension of Basic and

   Supplemental Contributions under Section 5.3, effective for payments of Basic and Supplemental Contributions after the date the suspension period specified by the Member under Section 5.3 expires, such Member's salary reduction contributions shall be automatically resumed at the same rate at which such Member's salary reduction contributions occurred immediately prior to the

   Member's election to suspend under Section 5.3.  In the event and to the extent that a Member's rate of salary reduction contributions is discontinued under Section 6.3 because of the cessation, suspension or reduction in such Member's rate of

   Basic and Supplemental Contributions, such Member may elect to resume salary reduction contributions (subject, however, to the provisions Section 6.3, Section 7.2 and Section 7.3) effective as of the first day of the calendar month coincident with the date on which such Member's cessation, suspension or rate

   reduction no longer limits such Member's rate of salary

   reduction contributions; provided, however, if such Member does not elect to resume salary reduction contributions as of such first available day, such Member's election to resume salary reduction contributions shall be treated as a change of rate of salary reduction contributions under the provisions of Section

   6.2.

                              ARTICLE 7

                 PARTICIPATING COMPANY CONTRIBUTIONS

       7.1  Participating Company Contributions.  The Participating

   Companies shall contribute to the Trust, out of Net Profits, for payments of Compensation for which there are Member Basic

   Contributions, in cash, an amount equal to 70% (20% in the case of Members working in a classification eligible to participate in the Ashland Oil, Inc. Leveraged Employee Stock Ownership

   Plan) of the aggregate amount of all such Member Basic

   Contributions less forfeitures, if any, then to be taken as an offset against Participating Company contributions under the

   Plan.  The determination of the amount of the aggregate

   Participating Company contributions, and the payment thereof,

   for each payment of Compensation for which a contribution is to be made shall be made as soon as practicable after the end of the calendar month in which falls such payment of Compensation.

   Subject to the limitations of Section 7.2 and Section 7.3 of the

   Plan, the aggregate Participating Company contributions for payments of Compensation ending within any calendar month shall be allocated to the Account of each Member making Basic

   Contributions for such payments ending within such month, in the proportion that the Basic Contributions (if any) of each such

   Member for such month bears to the total Basic Contributions of all such Members for such month.  Each Participating Company's share of the aggregate Participating Company contributions as to any calendar month shall equal the sum of the allocations

   pursuant to this Section 7.1 of such aggregate Participating

   Company contributions to the Accounts of the Members employed by such Participating Company during such calendar month.

       7.2  Limitation on Annual Additions.

            (a)  Notwithstanding any other provision of the Plan,

   the sum of the Annual Additions (as hereinafter defined) to a

   Member's Account and Tax Deferred Account for a Limitation Year

   (as defined in Section 7.4) ending after January 1, 1984 shall not exceed the lesser of: (i) $30,000, or if greater, 1/4 of the dollar limitation in effect under section 415(b)(1)(A) of the

   Code, or such higher amount to which such amount may be adjusted in accordance with regulations prescribed by the United States

   Secretary of the Treasury or his delegate pursuant to Section

   415(d) of the Code to reflect increases in the cost of living;

   or  (ii) 25% of such Member's Limitation Year Compensation (as defined in Section 7.4).  The term Annual Additions to a

   Member's Account for any Limitation Year shall mean the sum of:

   (1) such Member's allocable share of the total aggregate

   Participating Company contributions for the Plan Year ending within such Limitation Year; (2) amounts allocated under Section

   6.1 to such Member's Tax Deferred Account for the Plan Year ending within such Limitation Year; and (3) the amount of such

   Member's total Basic Contributions and Supplemental

   Contributions to his account for the Plan Year ending within such Limitation Year.

            (b) In the event that it is determined that, but for

   the limitations contained in paragraph (a) of this Section 7.2,

   the Annual Additions to a Member's Account and Tax Deferred

   Account for any Limitation Year would be in excess of the

   limitations contained herein, such Annual Additions shall be reduced to the extent necessary to bring such Annual Additions within the limitation contained in paragraph (a) of this Section

   7.2 in the following order:

            (1) Any employee contributions by a Member to his

            Account which are included in such Annual Additions

            shall be returned to such Member together with any gain

            attributable to such returned employee contributions

            unless the return of employee contributions under this

            subparagraph (1) results in discrimination in favor of

            employees of the Sponsoring Company, or other

            Participating Company which is not an Affiliated

            Company of the Sponsoring Company, who are officers or

            highly compensated;

            (2) If there are no such employee contributions, or,

            if such employee contributions cannot be returned or

            are not sufficient to reduce such Annual Additions to

            the limitations contained herein, to the extent

            permitted by the Code and/ or regulations issued

            thereunder, contributions allocated to a Member's Tax

            Deferred Account which are included in such Annual

            Additions shall be paid to such Member together with

            any gain attributable to such contributions;

            (3) If there are no such allocations, or, if such

            allocations cannot be paid to such Member or are not

            sufficient to reduce such Annual Additions to the limitations contained herein, such Member's allocable share of the aggregate Participating Company

            contributions for the Plan Year ending within such

            Limitation Year shall be reduced.

            (c) To the extent that the amount of any Member's

            allocable share of the aggregate Participating Company

            contributions is reduced in accordance with the

            provisions of paragraph (b) of this Section 7.2, the

            amount of such reductions shall be treated as a

            forfeiture under the Plan and shall be applied to

            reduce Participating Company contributions made or to

            be made after the date on which such reduction arose

            or, if there are no such contributions made, shall be

            returned to the Participating Companies.

       7.3  Limitation on Annual Additions for Participating

   Companies or Affiliated Companies Maintaining Other Defined

   Contribution Plans.  In the event that any Member of this Plan is a participant under any other Defined Contribution Plan (as defined in Section 7.4) maintained by a Participating Company or an Affiliated Company (whether or not terminated), the total amount of Annual Additions to such Member's accounts under all such Defined Contribution Plans shall not exceed the limitations set forth in Section 7.2; provided, however, if any such Defined

   Contribution Plan is subject to a special limitation in addition to, or instead of, the regular limitations described in Sections

   415(b) and 415(c) of the Code: (i) the total amount of Annual

   Additions to such Member's Account and Tax Deferred Account in this Plan (only) shall not exceed the limitations set forth in

   Section 7.2, (ii) the combined limitations for all such Defined

   Contribution Plans (including this Plan) shall be the larger of such special limitation or the limitations set forth in Section

   7.2 and (iii) if any such other Defined Contribution Plan is a tax credit employee stock ownership plan under which the amount allocated to such Member for a Limitation Year is equal to the limitation set forth in Section 7.2, no part of the total

   aggregate Participating Company contributions for such

   Limitation Year may be allocated to such Member under this Plan.

   If it is determined that as a result of the limitations set forth in this Section 7.3 the Annual Additions to a Member's

   Account and Tax Deferred Account in this Plan must be reduced,

   such reduction shall be accomplished in accordance with the provisions of Section 7.2.

       7.4  Definitions Relating to Annual Additions Limitations.

   For purposes of Section 7.2, Section 7.3 and  this Section 7.4,

   the following definitions shall apply:

            (a) "Retirement Plan" shall mean (i) any profit

   sharing, pension or stock bonus plan described in Sections

   401(a) and 501(a) of the Code, (ii) any annuity plan or annuity contract described in Sections 403(a) or 403(b) of the Code,

   (iii) any qualified bond purchase plan described in Section

   405(a) of the Code, (iv) any individual retirement account,

   individual retirement annuity or retirement bond described in

   Sections 408(a), 408(b) or 409(a) of the Code and (v) any

   simplified employee pension.

            (b) "Defined Contribution Plan" shall mean (i) a

   Retirement Plan which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to the participant's account, and any income,

   expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account and (ii) mandatory and/or voluntary employee

   contributions to a defined benefit plan to the extent of such employee contributions.

            (c) "Limitation Year" shall mean the Plan Year.

            (d) "Limitation Year Compensation" shall mean the

   Member's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Participating Companies and

   Affiliated Companies during a Limitation Year including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, and bonuses.

   Limitation Year Compensation shall not include deferred

   compensation amounts (other than amounts received by a Member pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Member for federal income tax purposes); amounts allocated to a Member's

   Tax Deferred Account; allowances paid by reason of foreign assignment; amounts realized from the exercise of non-qualified stock options or when restricted stock (or property) held by a

   Member becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and other amounts which receive special tax benefits.

       7.5  Multiple Use of Alternative Limitations.

   Notwithstanding the limitations imposed on Actual Contribution

   Percentage in Section 5.4 of the Plan and on Actual Deferral

   Percentage in Section 6.3 of the Plan, the sum of the Actual

   Deferral Percentage of the entire group of Highly Compensated

   Eligible Employees and the Actual Contribution Percentage of the

   entire group of Highly Compensated Eligible Employees shall not exceed the sum of:

            (a) 125 percent of the greater of (i) the Actual

   Deferral Percentage of the group of Non-Highly Compensated

   Eligible Employees for the Plan Year, or (ii) the Actual

   Contribution Percentage of the group of Non-Highly Compensated

   Eligible Employees for the same Plan Year, and

            (b) two (2) plus the lesser of (i) the Actual Deferral

   Percentage of the group of Non-Highly Compensated Eligible

   Employees for the Plan Year, or (ii) the Actual Contribution

   Percentage of the Non-Highly Compensated Eligible Employees for

   the same Plan Year; provided however, that the amount under this subsection (b) shall not exceed two hundred percent (200%) of the lesser of clause (i) or (ii) of this subsection (b).

                              ARTICLE 8

                     INVESTMENT OF CONTRIBUTIONS

            8.1 Investment Funds.  The Trust Fund shall be

   invested by the Trustee in the  following funds, in accordance with provisions of Section 8.2 of the Plan:

                (a)  Fund A shall be a fund consisting of common

            stock of the Sponsoring Company contributed by one or

            more Participating Companies or purchased by the

            Trustee (i) on the open market; (ii) by the exercise of

            stock rights; (iii) through participation in any

            dividend reinvestment program of the Sponsoring

            Company, including any such program which involves the

            direct issuance or sale of common stock by the

            Sponsoring Company (if no commission is charged with

            respect to such direct issuance or sale); or (iv) from

            the Sponsoring Company whether in treasury stock or

            authorized but unissued stock.  Stock purchased by the

            Trustee pursuant to clause (iii) of this paragraph (a)

            shall be valued pursuant to such dividend reinvestment

            program and shall be purchased in accordance with all

            of the terms and conditions of such program.  Stock

            contributed by a Participating Company or purchased by

            the Trustee pursuant to clause (iv) of this paragraph

            (a) shall be valued at the closing price of such stock

            on the New York Stock Exchange composite tape for the

            trading day immediately preceding the date on which

            such stock is contributed or sold to the Plan. In no event shall a commission be charged with respect to a purchase pursuant to clause (iv).  The Trustee may, to

            the extent it is mutually agreed upon by the Trustee

            and the Sponsoring Company, maintain a portion of the

            investment in Fund A in cash and/or cash equivalents,

            in accordance with the terms of the Trust Agreement,

            for the purpose of fund liquidity and to accommodate

            distributions.

                (b)  Fund B shall be a fixed income fund invested

            (i) with one or more insurance companies, banks, trust

            companies or other financial institutions designated

            from time to time by the Sponsoring Company (or an

            Investment Manager appointed by the Sponsoring Company

            in accordance with the Plan and the Trust Agreement)

            under an agreement or agreements which shall contain

            provisions that the insurance company, bank, trust

            company or other financial institution will make

            repayment in full of such amount transferred to them

            plus interest at a fixed and/or variable rate or

            greater for a specified period; provided, however,

            that this shall not be construed to impair the right

            of the Sponsoring Company (or an Investment Manager

            appointed by the Sponsoring Company) to terminate any

            such contract before its expiration or maturity, or to

            replace it with a contract with a different maturity

            or expiration date and/or a different annual rate or

            (ii) in one or more pooled separate accounts or one or more common, collective, or commingled trust funds established by the Trustee (or any Investment Manager

            having trust powers appointed by the Sponsoring

            Company) for collective investment in fixed income

            issues as described above (which fund is exempt from

            tax under Section 501 or Section 584 or other relevant

            provision of the Code).

                (c)  Fund C shall be a fund invested in securities

            of a short to intermediate duration issued by the

            United States of America or any agency or

            instrumentality thereof, including interests of one or

            more pooled separate accounts of an insurance company

            appointed by the Sponsoring Company (or an Investment

            Manager appointed by the Sponsoring Company in

            accordance with the Plan and the Trust Agreement) or

            of one or more common, collective, or commingled trust

            funds established by the Trustee (or any Investment

            Manager having trust powers appointed by the

            Sponsoring Company) for collective investment in such

            securities (which fund is exempt from tax under

            Section 501 or Section 584 or such other relevant

            provision of the Code).

                (d)  Fund D shall be a diversified equities fund

            invested in (i) common or capital stock; (ii) bonds,

            notes, debentures or preferred stocks convertible into

            common stocks; or (iii) interests of one or more

            pooled separate accounts of an insurance company appointed by the Sponsoring Company (or an Investment

            Manager appointed by the Sponsoring Company in

            accordance with the Plan and the Trust Agreement) or

            of one or more common, collective, or commingled trust

            funds established by the Trustee (or any Investment

            Manager having trust powers appointed by the

            Sponsoring Company) for collective investment in such

            securities (which fund is exempt from tax under

            Section 501 or Section 584 or other relevant provision

            of the Code).

                (e)  Fund E shall be an equity investment fund the

            investment goal of which is to track the total return

            of the Standard & Poor's Composite Index or such other

            broad equity index as is from time to time deemed

            appropriate, and such fund shall be invested with one

            or more insurance companies, banks, trust companies or

            other financial institutions designated from time to

            time by the Sponsoring Company (or an Investment

            Manager appointed by the Sponsoring Company in

            accordance with the Plan and the Trust Agreement) or in

            one or more pooled separate accounts or one or more

            common, collective, or commingled trust funds

            established by the Trustee (or any Investment Manager

            having trust powers appointed by the Sponsoring

            Company) for collective investment in such a fund

            (which fund is exempt from tax under Section 501 and

            Section 584 or such other relevant provision of the

            Code).

                (f)  Fund F shall be an open-end fund (or funds)

            of an investment company (or companies) registered

            under the Investment Company Act of 1940, as

            designated by the Sponsoring Company, from time to

            time.  Such designation and any changes or additions

            thereto shall be made in writing to the Trustee.  Upon

            written direction from the Sponsoring Company to the

            Trustee, one or more of the investments under Funds C,

            D, E and G may be transferred to and used to purchase

            shares in the fund(s) of one or more open-end

            investment companies registered under the Investment

            Company Act of 1940 which has investment objectives

            similar to the investment medium from which such

            amounts were transferred.  The investment advisor for

            such an open-end investment company may be an existing

            fiduciary with respect to the Plan, provided that the

            terms and conditions of P.T. Class Exemption 77-4 are

            met and such arrangement is otherwise permitted by law.

                (g)  Fund G shall be a fixed income fund designed

            to offer current yields from a diversified portfolio

            of longer term maturity investment grade fixed income

            securities, including but not limited to, securities

            issued by corporations or by any governmental unit of

            the United States of America or any state thereof,

            invested in bonds, notes or debentures, and such fund

            shall be invested in or with one or more insurance companies, banks, trust companies or other financial institutions designated from time to time by the

            Sponsoring Company (or an Investment Manager appointed

            by the Sponsoring Company in accordance with the Plan

            and the Trust Agreement) or in one or more pooled

            separate accounts or one or more common, collective, or

            commingled trust funds established by the Trustee (or

            any Investment Manager having trust powers appointed by

            the Sponsoring Company) for collective investment in

            such a fund (which fund is exempt from tax under

            Section 501 or Section 584 or such other relevant

            provision of the Code.

   Amounts held in any of the foregoing described investment funds may temporarily be held in cash or cash equivalents or be held in short-term securities issued by the Untied States of America or any agency or instrumentality thereof or any other

   investments of a short-term nature, including corporate

   obligations or participations therein and interim collective or common investment funds.

       8.2  Allocation of Contributions to Funds.  A Member's Basic

   Contributions, Supplemental Contributions (if any), including amounts to be allocated to a Member's Tax Deferred Account (if any), and his allocable share of the aggregate Participating

   Company contributions shall be invested in Fund A, Fund B, Fund

   C, Fund D, Fund E, Fund F and/or Fund G in multiples of 10%, as elected by the Member pursuant to Article 4 (Participation in the Plan), or as subsequently changed in accordance with Section

   8.3 (Change in Investment Options); provided, however, in the event no permissible Member election has been made, the

   Sponsoring Company may, in its sole discretion, deem the Member to have elected that 100% of his Basic Contributions,

   Supplemental Contributions (if any), including amounts to be allocated to a Member's Tax Deferred Account (if any), and his

   allocable share of the aggregate Participating Company

   contributions shall be invested in Fund C.  An  account shall be established for each Member under each Fund to which such

   Member's contributions have been allocated and a separate

   account shall be established under each such Fund in respect of any salary reduction contributions under Article 6 of the Plan.

       8.3  Change in Investment Options.  A Member may elect to

   change his investment option for future contributions, within the limits set forth in Section 8.2, as of the first day of a calendar month by filing such election in such form and manner and at such time (not later than the date on which such election is to be effective) as the Sponsoring Company may from time to time prescribe; provided, however, no such change pursuant to this Section 8.3 shall be effective within 3 months of a

   Member's prior change of his investment option under this

   Section 8.3.

       8.4  Transfer Between Investment Funds.  A Member may elect to transfer all or a portion (in multiples of 10%) of his

   Account and Tax Deferred Account within Funds A, B, C, D, E, F,

   and/or G to any other Fund, as of any Valuation Date, by filing such election in such form and manner and at such time (not less than 7 calendar days prior to the end of the calendar month in which fall the Valuation Date as of which such election is to be effective) as the Sponsoring Company may from time to time prescribe; provided, however, that (i) no Member may elect to transfer all or a portion of his Account or Tax Deferred Account from Fund B into Fund C and (ii) if a Member elects to transfer all or a portion of his Account or Tax Deferred Account from

   Fund B into Funds A, D, E, F and G, such Member shall thereafter be permitted to transfer only that portion of his Account or Tax

   Deferred Account invested in Funds A, D, E, F and/or G from

   Funds A, D, E, F, and/or G into Fund C in an amount that is equal to the excess of that amount which was transferred from

   Fund B until the passing of at least two Valuation Dates

   following the Valuation Date for which the transfer from Fund B is effective (the "Waiting Time"), though such amounts

   transferred from Fund B and invested in Funds A, D, E, F and/or

   G may be transferred between those Funds A, D, E, F, and/or G or back to Fund B during such Waiting Time.

            3.  Paragraph (b) of Section 8.5 of the Plan is

       amended in its entirety as follows:

                (b)  LESOP Diversification.  In connection with

            the making of investment directions under Section 7.5

            of the Ashland Oil, Inc. Leveraged Employee Stock

            Ownership Plan, the Plan shall accept direct transfers

            of shares of common stock of the Sponsoring Company

            for investment in Fund A hereunder, valued as of the

            date of such transfer under the rules applicable under such plan, and notwithstanding Section 8.4 of the

            Plan, the Plan shall recognize and act upon the

            investment direction made under such Section 7.5 by

            either converting such shares to an investment under

            Fund B, C, D, E, F, or G, or by leaving such shares as

            an investment under Fund A, as was elected.  Except

            for purposes of the rules for determining the amount

            of and the limitations on Participating Company

            contributions under Articles 7 and 25 of the Plan,

            such direct transfers of shares shall be treated in

            the same manner as Participating Company contributions

            made to the Plan with respect to an Employee.

            4.  The phrases "Fund E or Fund F" and "or debentures"

   contained in Section 14.4 of the Plan are hereby deleted.

       8.4A   Liquidation of Tanner Fund E.  Effective March 1,

   1990, all amounts allocated to Fund E, as it existed on the day prior to such date, shall be transferred to and allocated among the various investment funds maintained pursuant to Section 8.1 of the Plan in the manner hereinafter provided.  A reasonable time prior to March 1, 1990, Members with amounts in said Fund E shall be informed of such Fund's impending liquidation and the procedures by which the amounts invested therein may be

   transferred, pursuant to an election made by each such Member,

   in such manner as prescribed by the Sponsoring Company, to another investment fund maintained under the Plan.  In a manner consistent with the allocation procedures prescribed under

   Section 8.2 of the Plan, each affected Member may elect to transfer a specified percentage, in increments of 10%, to another investment option available under the Plan.  Any such

   Member who fails to make a timely election shall have the entire amount of his interest in said Fund E transferred to Fund B.

   All transfers under this Section 8.4A shall be based upon the

   February 28, 1990 Valuation Date.

       8.5  Trustee to Trustee Transfers.

            (a) PAYSOP Termination.  In connection with the

       termination of the portion of the Ashland Oil, Inc. PAYSOP,

       effective January 31, 1991, the Plan shall accept direct

       transfers of shares of common stock of the Sponsoring

       Company for investment in Fund A hereunder, valued as of

       the date of such transfer under the rules applicable under such PAYSOP, with respect to Employees who are eligible to participate in the Plan.  Except for purposes of the rules for determining the amount of and the limitations on

       Participating Company contributions under Articles 7 and 25 of the Plan, such direct transfers of shares shall be

       treated in the same manner as Participating Company

       contributions made to the Plan with respect to an Employee.

            (b) LESOP Diversification.  In connection with the

       making of investment directions under Section 7.5 of the

       Ashland Oil, Inc. Leveraged Employee Stock Ownership Plan,

       the Plan shall accept direct transfers of shares of common stock of the Sponsoring Company for investment in Fund A

       hereunder, valued as of the date of such transfer under the rules applicable under such plan, and notwithstanding

       Section 8.4 of the Plan, the Plan shall recognize and act

       upon the investment direction made under such Section 7.5

       by either converting such shares to an investment under

       Fund B, C or D, or by leaving such shares as an investment under Fund A, as was elected.  Except for purposes of the

       rules for determining the amount of and the limitations on

       Participating Company contributions under Articles 7 and 25 of the Plan, such direct transfers of shares shall be

       treated in the same manner as Participating Company

       contributions made to the Plan with respect to an Employee.

            (c) Subject to the satisfaction of the following

       requirements, a Member may make a voluntary and informed

       election directing that his entire vested Account be

       transferred directly from the Trustee of this Plan to the

       trustee of another plan ("transferee plan") which is

       qualified under section 401(a) of the Code.  The

       requirements which must be satisfied are as follows:

            (i) The Member shall have the option to allow his

                Account to remain in this Plan for the maximum

                period of time allowed under Sections 14.1 and

                17.1 of the Plan.

            (ii)     The Account,  when  transferred to the

   transferee

                plan, must be fully vested thereunder and,

                immediately after such transfer, the Member would

                receive from the transferee plan, on a termination

                basis, a benefit therefrom which is at least equal to the benefit to which he would have been entitled, on a termination basis, from this Plan

                immediately before such transfer, within the

                meaning of the provisions of section 414(1) of the

                Code.

            (iii) The transfer  of the Member's  Account shall be

                in cash, except to the extent the Member would be

                entitled to receive a distribution in kind.  To

                the extent that a Member is so entitled to receive

                a distribution in kind, the Member may direct that

                the transfer be made in kind.  The amount of cash

                or in kind assets transferred shall be determined

                in the same manner as any other distribution under

                the Plan.

            (iv)     The  Member  shall  otherwise  be  entitled

   to  a

                distribution pursuant to the provisions of Article

                12 and Article 14.

            (v) The Member provides such evidence from the

                transferee plan to the Plan Administrator, as

                prescribed by the Plan Administrator, which is

                sufficient to demonstrate that the transferee

                plan is qualified under section 401(a) of the

                Code, that the terms of the transferee plan allow

                it to accept such a transfer in the form in which

                it will be made as prescribed under (iii) above,

                and that the transferee plan meets the applicable provisions of (ii) above.

                              ARTICLE 9

                       VALUATION OF TRUST FUND



       The Trustee shall value each Investment Fund described in

   Article 8 at fair market value as of the close of business on each Valuation Date.  In making such valuation, the Trustee shall deduct all charges, expenses and other liabilities, if any, contingent or otherwise, then chargeable against each such

   Fund, in order to give effect to income realized and expenses paid or incurred, losses sustained and unrealized gains or losses constituting appreciation or depreciation in the value of

   Trust investments in each such Fund since the last previous valuation. As soon as practicable after such valuation, the

   Trustee shall deliver in writing to the Sponsoring Company a certified valuation of each such Investment Fund together with a statement of the amount of net income or loss (including

   appreciation or depreciation in the value of Trust investments in each such Fund) since the last previous valuation.

                              ARTICLE 10

                          SEPARATE ACCOUNTS

       10.1     Separate Accounts.  Separate accounts under each

   investment fund described in Section 8.1 shall be maintained under the Plan for each Member.  The amount contributed by or on behalf of a Member or allocated to such Member shall be credited to his Account, or his Tax Deferred Account, in the manner set forth in Articles 5, 6, 7 and 8 of the Plan.  No amounts

   allocated to a Member's Account shall be reallocated to such

   Member's Tax Deferred Account, and, except as otherwise allowed by Section 6.3 of the Plan and/or law, regulation or ruling, no amount allocated to a Member's Tax Deferred Account shall be reallocated to such Member's Account.  All payments from the

   Plan to a Member or his Beneficiary shall be charged first against the Account of such Member until exhausted and then charged against his Tax Deferred Account and Frozen Tanner

   Account.  Except as otherwise provided in the Plan, each Member has a nonforfeitable right to amounts in his Account and his Tax

   Deferred Account and Frozen Tanner Account.

       10.2     Accounts of Members Transferred to an Affiliated

   Company. If a Member is transferred to an Affiliated Company which is not a Participating Company, the amount credited to his

   Account and/or his Tax Deferred Account shall continue to share in the earnings or losses of each Investment Fund for which such

   Member has an account(s) and such Member's rights and

   obligations with respect to his Account and/or his Tax Deferred

   Account shall continue to be governed by the provisions of the

   Plan and Trust.

       10.3     Monthly Adjustment of Members' Accounts.  As soon

   as reasonably practicable after the presentation of the

   Trustee's certified valuation, as provided in Article 9 of the

   Plan, the  Account, Tax Deferred Account and Frozen Tanner

   Account of each Member shall be adjusted so that the amount of net income, loss, appreciation or depreciation in the value of each Investment Fund for which such Member has an account(s) for the period (hereinafter referred to as the "Valuation Period")

   from the last previous valuation to the date of such certified valuation shall be credited to or charged against the Member's

   Fund accounts in the ratio that (i) the balance in each Fund account of each Member as of the first day of such Valuation

   Period minus the amount distributable to such Member from such

   Fund account during such Valuation Period bears to (ii) the balance in all such Members' accounts as of the first day of such Valuation Period minus the total amounts distributable to all such Members from all such Fund accounts during such

   Valuation Period.  ^

                              ARTICLE 11

                            BENEFICIARIES

       11.1     Designation by Member.  Each Member may designate

   one or more Beneficiaries and contingent Beneficiaries by

   delivering a written designation thereof over his signature to the Sponsoring Company in such form and manner as the Sponsoring

   Company may from time to time prescribe.  Upon the death of a

   Member, his Beneficiaries shall be entitled to payment of

   benefits in an amount and in the manner provided by the Plan.  A

   Member may designate different Beneficiaries at any time by delivering a new written designation under this Section 11.1 over his signature to the Sponsoring Company.  Any designation under this Section 11.1 shall become effective only upon receipt by the Sponsoring Company but, upon such receipt, shall be effective retroactively to the date the Member signed such designation. The last effective designation received by the

   Sponsoring Company shall supersede all prior designations.  A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Member.  A designation of a

   Beneficiary other than the spouse of a Member shall not be effective unless such spouse consents in writing to such

   designation, and the spouse's consent acknowledges the effect of such designation and is witnessed by a Plan representative or a notary public or it is established to the satisfaction of the

   Sponsoring Company that the spouse's consent may not be obtained because there is no spouse, because the spouse cannot be

   located, or because of such other circumstances as regulations under the Code may allow.

       11.2     Failure of Member to Designate.  If a Member fails

   to designate a Beneficiary, or if no designated Beneficiary survives the Member or dies simultaneously with the Member or under circumstances making it impossible to determine whether such Beneficiary survived such Member, the Member shall be deemed to have designated one of the following as Beneficiary

   (if living at the time of the Member's death) in the following order of priority:  (1) surviving spouse, and (2) Member's estate.  If the Sponsoring Company shall be in doubt as to the right of any person as a Beneficiary under this Article 11,

   payment may be made to the Member's estate and such payment shall be in full satisfaction of any and all liability of the

   Plan (or any other person or entity) to any person claiming under or through such Member.

            11.3     Beneficiaries' Rights.  Whenever the rights of

   a Member are stated or limited in the Plan, his Beneficiaries shall be bound thereby.

                              ARTICLE 12

                  TERMINATION OF EMPLOYMENT BENEFITS

       If a Member incurs Termination of Employment, such Member

   (or Beneficiary in the case of the death of a Member) shall be entitled to receive a benefit equal to the total amount in the

   Member's Account, Tax Deferred Account and Frozen Tanner Account

   as determined in accordance with the provisions of Section 14.2 of the Plan. Such benefit shall be paid in a single lump sum or otherwise in accordance with one of the forms of payment

   available to such Member or Beneficiary as set forth in Section

   14.3 of the Plan.

                              ARTICLE 13

            WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

       13.1     Partial Withdrawal.  A Member may elect as of any

   Valuation Date to withdraw all or any part of the value (as of such Valuation Date) of his Account which is not in excess of the value of (i) such Member's aggregate unwithdrawn

   Supplemental Contributions, if any, allocated to his Account,

   (ii) one-half of such Member's aggregate unwithdrawn Basic

   Contributions, if any, allocated to his Account prior to January

   1, 1987, and (iii) one-half of such Member's aggregate

   unwithdrawn Basic Contributions attributable to contributions made on and after January 1, 1987, allocated to his Account (all such values being determined using information as of the latest

   Valuation Date for which the Sponsoring Company has such

   information at the time the Member's election is filed), by filing such election in such form and manner and at such time

   (prior to the Valuation Date as of which such withdrawal is to be effective) as the Sponsoring Company may from time to time prescribe; provided, however, no such election under this

   Section 13.1 shall be effective within 12 calendar months of a

   Member's (x) election to participate in the Plan under Article

   4, (y) resumption of Basic Contributions under Section 5.5 (if such Member had made Basic Contributions for less than 60 months at the time of such resumption) or (z) prior withdrawal under this Section 13.1 or Section 13.2.  Payment of a withdrawal under this Section 13.1 shall be made in a lump sum, in cash or in kind (as allowed by Section 14.4), as soon as reasonably practicable after the date on which such election is filed and shall be withdrawn from the Member's Account in the following order:  first, from all Supplemental Contributions made by such

   Member prior to January 1, 1987; second, from one-half of the value (determined using the latest Valuation Date for which the

   Sponsoring Company has information at the time the Member's election is filed) of the Basic Contributions made by such

   Member prior to January 1, 1987; third, from all Supplemental

   Contributions made by the Member on and after January 1, 1988 and earnings thereon apportioned in accordance with the Code and

   Treasury Regulations promulgated thereunder; fourth, from

   one-half of the value (determined as described in the second category above) of the Member's Basic Contributions made on or after January 1, 1988 and earnings thereon apportioned in

   accordance with the Code and Treasury Regulations promulgated thereunder; fifth, from all Supplemental Contributions made by the Member during calendar year 1987 and earnings attributable to all Supplemental Contributions made prior to January 1, 1988 apportioned in accordance with the Code and Treasury Regulations promulgated thereunder; and sixth, from one-half of the value

   (determined as described in the second category above) of the

   Member's Basic Contributions made during calendar year 1987 and earnings attributable to all Basic Contributions made prior to

   January 1, 1988 apportioned in accordance with the Code and

   Treasury Regulations promulgated thereunder.  That portion of such Member's Account not withdrawn pursuant to this Section

   13.1 shall remain in the Trust Fund in such Member's investment fund accounts allocated to his Account.

       13.2     Partial Withdrawal After 60 Months of

   Participation. In addition to whatever withdrawal is available to a Member pursuant to the provisions of Section 13.1, a Member may elect as of any Valuation Date to withdraw all or any part of the value (as of such Valuation Date) of his Account which is in excess of the maximum amount available for withdrawal under

   Section 13.1 but is not in excess of the total amount of such

   Member's aggregate unwithdrawn Supplemental Contributions and aggregate unwithdrawn Basic Contributions allocated to his

   Account (both determined using information as of the latest

   Valuation Date for which the Sponsoring Company has such

   information at the time the Member's election is filed), by filing such election in such form and manner and at such time

   (prior to the Valuation Date as of which such withdrawal is to be effective) as the Sponsoring Company may from time to time prescribe; provided, however, no such election under this

   Section 13.2 shall be effective within (i) 60 months of the later of: (A) a Member's election to participate in the Plan under Article 4 or (B) a Member's resumption of Basic

   Contributions under Section 5.5 (if such Member had made Basic

   Contributions for less than 60 months at the time of such

   resumption), or (ii) 12 calendar months of a Member's prior withdrawal under Section 13.1 or this Section 13.2.  Payment of a withdrawal under this Section 13.2 shall be made in a lump sum, in cash or in kind (as allowed by Section 14.4), as soon as reasonably practicable after the date on which such election is filed and shall be withdrawn from the Member's Account in the following order:  first, from all Supplemental Contributions made by such Member prior to January 1, 1987; second, from all

   Basic Contributions made by such Member prior to January 1,

   1987, third, from all Supplemental Contributions made by the

   Member on and after January 1, 1988 and earnings thereon

   apportioned in accordance with the Code and Treasury Regulations promulgated thereunder; fourth, from all of the value

   (determined using the latest Valuation Date for which the

   Sponsoring Company has information at the time the Member's election is filed) of the Member's Basic Contributions made on or after January 1, 1988 and earnings thereon apportioned in accordance with the Code and Treasury Regulations promulgated thereunder; fifth, from all Supplemental Contributions made by the Member during calendar year 1987 and earnings attributable to all Supplemental Contributions made prior to January 1, 1988 apportioned in accordance with the Code and Treasury Regulations promulgated thereunder; and sixth, from all of the value

   (determined as described in the fourth category above) of the

   Member's Basic Contributions made during calendar year 1987 and earnings attributable to all Basic Contributions made prior to

   January 1, 1988 apportioned in accordance with the Code and

   Treasury Regulations promulgated thereunder.  That portion of such Member's Account not withdrawn pursuant to this Section

   13.2 shall remain in the Trust Fund in such Member's investment fund accounts allocated to his Account.

       13.3     Total Withdrawal.  A Member may elect as of any

   Valuation Date to withdraw all (but not less than all) of the value (as of such Valuation Date) of his Account and his Tax

   Deferred Account (if such Member has attained age 59-1/2

   (determined as hereinafter described in this Section 13.3) on or before such Valuation Date) by filing such election in such form and manner and at such time (prior to the Valuation Date as of which such withdrawal is to be effective) as the Sponsoring

   Company may from time to time prescribe.  Payment of a

   withdrawal under this Section 13.3 shall be made in a lump sum,

   in cash or in kind (as allowed by Section 14.4), as soon as reasonably practicable after the Valuation Date as of which such withdrawal is effective. Notwithstanding the foregoing

   provisions of this Section 13.3, in the event a Member withdraws the entire amount in his Account and, if applicable, his Tax

   Deferred Account, under this Section 13.3 within 24 months of such Member's (i) election to participate in the Plan under

   Article 4 or (ii) resumption of Basic Contributions under

   Section 5.5 (if such Member had made Basic Contributions for less than 60 months at the time of such resumption), the amount of such withdrawal shall be equal to the value (as hereinabove determined) of his Account and Tax Deferred Account, if

   applicable, less such Member's allocable share of the aggregate

   Participating Company contributions made within and any amounts allocated to his Tax Deferred Account within 2 years of the

   Valuation Date as of which such withdrawal is effective. Any portion of such Member's Account and/or Tax Deferred Account not withdrawn pursuant to this Section 13.3 shall remain in the

   Trust Fund in such Member's investment fund accounts allocated to his Account and/or Tax Deferred Account as the case may be.

   Unless such Member has resumed contributions to the Plan under

   Article 5, the then value thereof shall be paid, in cash or in kind (as allowed by Section 14.4), to the Member as of the

   Valuation Date of the 24th calendar month following either the calendar month in which the Member's election to participate in the Plan was effective under Article 4 or the calendar month in the Member's resumption of Basic Contributions was effective under article 5, as the case may be.  For purposes of this

   Section 13.3, a member shall be deemed to have attained age

   59-1/2 on the Valuation Date of the sixth calendar month

   following the month in which occurs his 59th birthday.

       13.4  Hardship Withdrawal.  (a) A Member may apply for a

   withdrawal as of any Valuation Date on account of hardship (as hereinafter defined in this Section 13.4) of all or a part of the value of his Tax Deferred Account (as of such Valuation

   Date) that is in excess of earnings credited to his Tax Deferred

   Account on or after January 1, 1989 by filing such application in such form and manner and at such time (prior to the Valuation

   Date as of which such hardship withdrawal is to be effective) as the Sponsoring Company may from time to time prescribe.  An application for a hardship withdrawal under this Section 13.4 may be submitted only by a Member who has no balance in his

   Account or is withdrawing the entire amount which he is eligible to withdraw under the provisions of Section 13.3 in conjunction with his application for a hardship withdrawal. Payment of an amount withdrawn under this Section 13.4 shall be made in a lump sum, in cash, as soon as reasonably practicable after the date on which such withdrawal is approved by the Sponsoring Company.

   That portion of such Member's Tax Deferred Account not withdrawn pursuant to this Section 13.4 shall remain in the Trust Fund in such Member's investment fund accounts allocated to his Tax

   Deferred Account.

            (b) For purposes of this Section 13.4, hardship shall

   be determined in the sole discretion and judgment of the

   Sponsoring Company in a uniform and nondiscriminatory manner and shall be deemed to exist, on the basis of all relevant facts and circumstances, only in the case of an immediate and heavy

   financial need of the Member.  An immediate and heavy financial need of the Member will be deemed to exist if the application for withdrawal is on account of:

                (i)  medical expenses described in section 213(d)

       of  the Code incurred by the Member, the Member's

       Spouse, or any dependents of the Member (as defined in Code section 152);

                (ii)     the purchase (excluding mortgage payments)

   of

       a principal residence for the Member;

                (iii)  the payment of tuition for the next

       semester or  quarter of post-secondary education for the

       Member, Member's spouse or Member's children or dependents;

                (iv)     other events which are adopted by the

       Sponsoring Company and which are deemed immediate and heavy financial needs by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and

       other documents of general applicability; or

                (vi)  any other set of relevant facts and

       circumstances which, in the sole discretion of the

       Sponsoring Company, constitutes an immediate and heavy

       financial need.

       In no event shall an amount withdrawn under this Section

   13.4 exceed the amount required to relieve the immediate

   financial need created by the hardship or which would be

   reasonably available (determined in the sole discretion of the

   Sponsoring Company) from other resources of the Member.  To satisfy the Sponsoring Company that the amount to be withdrawn under this Section 13.4 is necessary to satisfy the immediate financial need, each Member applying for a withdrawal under this

   Section 13.4 shall swear out a statement before a notary public representing that such need cannot be relieved:

            (A) through reimbursement or compensation by insurance

   or otherwise;

            (B) by reasonable liquidation of the Member's assets,

   to the extent such liquidation would not itself cause an

   immediate and heavy financial need;

            (C) by cessation of elective contributions or employee

   contributions under the Plan; or

            (D) by other distributions or nontaxable (at the time

   of the loan) loans from plans maintained by the Sponsoring

   Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

       13.5     Repayment of Withdrawn Amounts Prohibited.

   Repayment of amounts withdrawn by a Member or Beneficiary

   pursuant to the provisions of Article 12 or Article 13 of the

   Plan, are not permitted.

                              ARTICLE 14

                         PAYMENT OF BENEFITS

       14.1     General Rule.  Notwithstanding any other provision

   of the Plan, and in accordance with Section 401(a)(9) of the

   Code and regulations promulgated thereunder (including Treas.

   Reg. section 1.401(a)(9)-2) and other regulations that may be prescribed by the Commissioner of Internal Revenue, and for purposes of the incidental death benefits requirements of the

   Code, the entire interest of a Member will be distributed either

   (i) not later than April 1 of the calendar year following the later of (A) the calendar year in which he attains age 70 1/2 or

   (B) if he is not a 5% owner of the Sponsoring Company as defined in Section 416 of the Code, the calendar year in which he

   retires (clause (i) hereinafter being called the "required beginning date") or (ii) over a period beginning no later than the required beginning date and not extending beyond the life expectancy of such Member.  If the Member dies after the

   distribution of his interest has begun under this Section 14.1 and before his entire interest has been distributed to him, in accordance with the Plan, the remaining portion of such Member's interest shall be distributed at least as rapidly as over a period not extending beyond the life expectancy of the Member determined as of the date of the Member's death.  If the Member dies before his required beginning date (whether or not the distribution of his interest has begun), the entire remaining interest of the Member shall be distributed to his Beneficiary over a period not exceeding 5 years after the death of the

   Member; provided, however, if the Member's Beneficiary is the

   Member's surviving spouse, such remaining interest shall be distributed, in accordance with the Plan and regulations under the Code, over a period beginning not later than the later of

   (y) December 31 of the calendar year following the calendar year in which the Member died or (z) December 31 of the calendar year in which the Member would have attained age 70 1/2 and extending not later than the life expectancy of such Beneficiary.  Life expectancy used in calculating distributions under this Section

   14.1 shall be recalculated each year for which a distribution is made.

            14.2     Termination of Employment Benefits.  The

   Sponsoring Company shall cause to be made distribution of the benefits payable to a Member or his Beneficiary upon Termination of Employment, based upon the value of such Member's Account,

   Tax Deferred Account and Frozen Tanner Account as of the

   Valuation Date coincident with or immediately following the later of (i) the date on which such Member's Termination of

   Employment occurs or (ii) the date on which a claim for such benefits is filed pursuant to Article 17 of the Plan.

       14.3     Methods of Payment of Termination of Employment

   Benefits. The Sponsoring Company shall cause to be made a

   distribution of benefits pursuant to Section 14.2 of the Plan in accordance with one of the available methods of distribution set forth in this Section 14.3, as elected by the Member (or

   Beneficiary in the case of the death of a Member) in such form and manner and at such time (not later than 30 days after such

   Member's Termination of Employment except as otherwise provided in paragraph (b) of this Section 14.3) as the Sponsoring Company may from time to time prescribe.  The available methods of distribution are as follows:

       (a)  Installment Payments or Lump Sum Distribution.

            (1) Subject to the limitations described in Section

                14.1 of the Plan, benefits may be paid in the

                form of one or more installments (each paid not

                more frequently than one within any 12 month

                period) over a fixed (as specified by the Member

                or Beneficiary) number of calendar years

                comprising not less than 1 calendar year nor more

                than 20 calendar years without regard to the

                duration of the life of the Member or

                Beneficiary.  Each such installment shall equal

                the value of the Member's Account and Tax

                Deferred Account as of the Valuation Date as of

                which such installment is paid multiplied by a

                fraction whose numerator is one and whose

                denominator is the number of specified

                installments remaining in such specified number

                of years and shall be charged first against such

                member's Account.  In respect of all then unpaid

                amounts in his Account and Tax Deferred Account,

                a Member may make an election to change his prior

                election under this subparagraph (1) by filing

                such change in such form and manner and at such time as the Sponsoring Company may from time to time prescribe; provided, however, no such change

                under this sentence shall be effective (i) within

                12 calendar months of a previous election or

                previous change under this subparagraph (1) or

                (ii) in respect of any installment to be paid as

                of a Valuation Date less than 30 days after the

                date on which such change is filed.

            (2) Death of a Member Before Receiving Complete

                Payment of his Account.  Subject to the

                limitations described in Section 14.1 of the

                Plan, in the event of the death of a Member before

                receiving all installments under the provisions

                of subparagraph (1) of this paragraph (a) to

                which he would otherwise become entitled, such

                Member's Beneficiary may elect (not later than 90

                days after the death of the Member) one or more

                payments in respect of all then unpaid amounts in

                such Member's Account and Tax Deferred Account

                pursuant and subject to the provisions of

                subparagraph (1) of this paragraph (a).

            (b) Annuity.

            (1) Normal form for Married Members.  Unless the

                election under subparagraph (2) of this paragraph

                (b) is made, an annuity benefit payable under this

                paragraph (b) shall be paid by the purchase from

                a life insurance company and distribution to a

                Member of a single premium non-transferable

                annuity contract having the effect of a qualified

                joint and survivor annuity (as hereinafter

                defined) with respect to any Member who begins to

                receive payment of an annuity benefit under this

                paragraph (b) provided that such Member and such

                Member's spouse have been married to each other

                throughout either of the earlier of (A) the 1

                year period ending on the date as of which such

                payment begins or (B) the 1 year period ending on

                the date of such Member's death.  For purposes of

                this paragraph (b), if a Member marries within 1

                year before the date as of which payment of his

                annuity benefit begins and such Member and such

                Member's spouse in such marriage have been

                married for at least the 1-year period ending on

                the date of the Member's death, such Member and

                such spouse shall be treated as having been

                married throughout the 1-year period ending on

                the date as of which payment of his annuity

                benefit begins.  The term "qualified joint and

                survivor annuity" means a monthly, quarterly or

                annual benefit which is payable for the life of

                the Member and upon the Member's death, if such

                Member is survived by the spouse to whom such

                Member was married on the date payments

                commenced, for the life of such spouse, in amount equal to 50% of the benefit payable to such

                Member.  The benefit payable to such spouse shall

                not be terminated on account of such spouse's

                subsequent remarriage.

            (2) A Member described in subparagraph (1) of this

                paragraph (b), may elect during the election

                period described in subparagraph (3) of this

                paragraph (b), not to receive his annuity benefit

                under this paragraph (b) in the form of a

                qualified joint and survivor annuity.  Any such

                election made under this subparagraph (2) shall

                be made in writing on forms designated by the

                Sponsoring Company for that purpose and shall

                clearly indicate that the Member is electing to

                receive his annuity benefit under this paragraph

                (b) in a form other than that of a qualified

                joint and survivor annuity.  The election may be

                revoked in writing before the expiration of the

                election period and another election (including

                the election of a qualified joint and survivor

                annuity) may be made prior to the expiration of

                the election period.  In addition to the

                foregoing requirements of this subparagraph (2),

                any election made under this subparagraph (2) on

                or after January 1, 1985 shall not take effect

                unless (i) the spouse of the Member consents in

                writing to such election and such spouse's consent acknowledges the specific nonspouse beneficiary (including any class of beneficiaries

                or any contingent beneficiary) and the effect of

                such election while being witnessed by a Plan

                representative or a notary public, or (ii) the

                Member establishes to the satisfaction of the

                Sponsoring Company that such spouse's consent

                cannot be obtained because there is no spouse,

                because the spouse cannot be located, or because

                of such other circumstances as may be allowed

                under regulations adopted by the Secretary of the

                United States Treasury or his delegate.  Any

                consent by a spouse (or establishment that such

                consent cannot be obtained) under the preceding

                sentence of this subparagraph (2) shall be

                effective only with respect to such spouse.  A

                Member may not subsequently change a non-spouse

                beneficiary without the spouse's written consent

                meeting the requirements of this subparagraph

                (2).

            (3) Election Period.  The election period with

                respect to any Member described in subparagraph

                (1) of this paragraph (b) shall begin on the date

                the Sponsoring Company furnishes to such Member a

                written notification of such Member's right to

                elect to receive an annuity benefit in a form other than a qualified joint and survivor annuity.  Such notice shall include a general

                description or explanation of the qualified joint

                and survivor annuity, the circumstances in which

                it will be provided unless the Member has

                rejected it, a general explanation of the

                relative financial effect on the Member's annuity

                of his election, and the availability, upon

                written request of the Member, of a written

                explanation of the terms and conditions of the

                qualified joint and survivor annuity and the

                financial effect upon the Member's annuity

                benefit (in terms of dollars per periodic

                payment) of making an election not to receive an

                annuity benefit in the form of a qualified joint

                and survivor annuity.  Effective on and after

                October 1, 1985 such written notification shall

                include a written explanation of the terms and

                conditions of the qualified joint and survivor

                annuity, the Member's right to make, and the

                effect of, an election to waive the qualified

                joint and survivor annuity form of benefit, the

                rights of a Member's spouse to consent to such

                election and the Member's right to make, and the

                effect of, a revocation of an election under

                subparagraph (2).  The election period shall end

                on the 90th day after the date on which it begins but in no event shall the election period end earlier than the later of (i) the annuity

                starting date or (ii) the 90th day after the

                above referred to written explanation of the

                terms and conditions of the qualified joint and

                survivor annuity is provided pursuant to a

                Member's written request.

            (4) Normal Annuity Form for Unmarried Participants and

                Optional Form for Married Participants.  An

                annuity benefit under this paragraph (b) may be

                paid by the purchase from a life insurance

                company and distribution to a Member of a single

                premium non-transferable annuity contract

                providing for a periodic benefit which is payable

                for the life of the Member only or upon such

                other terms as shall be agreed upon by the Member

                and the insurance company; provided, however, the

                option selected must be such that, in accordance

                with the regulations prescribed by the United

                States Secretary of the Treasury or his delegate,

                the Member's benefit will be distributed

                commencing not later than the calendar year in

                which such Member attains age 70-1/2 and over a

                period not extending beyond the life expectancy

                of such Member and his spouse.

       14.4     Distribution in Kind.  A Member or Beneficiary who

   (i) receives a distribution pursuant to the provisions of

   Article 12 and Section 14.2 of the Plan, or (ii) elects to withdraw all or a part of his interest in the Plan under Section

   13.1, Section 13.2 or Section 13.3 of the Plan, may elect, in such form and manner and at such time as the Sponsoring Company may from time to time prescribe, to receive (instead of cash)

   all or a part of the distributable value of such Member's

   accounts in Fund A, Fund E or Fund F in whole shares or

   debentures and cash in lieu of any fractional shares of the stock or debentures of the Sponsoring Company to be distributed from the Plan.  The number of whole shares of such stock or debentures distributable hereunder shall be determined based upon the unit value of such stock or debentures used to

   determine the value of such Member's accounts for purposes of distribution from the Plan.

       14.5     Lost Member/Beneficiary.  Notwithstanding any

   other provision of the Plan, in the event the Sponsoring

   Company, after reasonable effort, is unable to locate a Member or Beneficiary to whom a benefit is payable under the Plan, such benefit shall be forfeited; provided, however, that such benefit shall be reinstated (in an amount equal to the amount forfeited)

   upon proper claim made by such Member or Beneficiary prior to termination of the Plan.  Benefits forfeited under this Section

   14.5 shall be used to reduce the Sponsoring Company

   contributions under Article 7 of the Plan or, if there are no such contributions, shall be returned to the Sponsoring Company.

   Restorations under this Section 14.5 shall be made by way of special Sponsoring Company contribution or by way of offsetting forfeitures then to be applied to reduce aggregate Sponsoring

   Company contributions.

                              ARTICLE 15

                              TRUST FUND

       15.1     Trust Fund.  All the funds of the Plan shall be

   held by the Trustee appointed from time to time by the

   Sponsoring Company, in one or more trusts under a trust

   agreement entered into between the Trustee and the Sponsoring

   Company for use in providing the benefits of the Plan and paying any expenses of the Plan not paid directly by the Participating

   Companies.  The fact that separate accounts are maintained for each Member shall not be deemed to segregate for such Member, or to give such Member any direct interest in, any specific asset or assets in the Trust Fund.

       15.2     Administration of the Trust Fund and Funding

   Policy. Except as otherwise provided in the Plan or the trust agreement and subject to the direction and control of the

   Sponsoring Company (or other fiduciary identified by the

   Sponsoring Company for such purpose), the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust Fund. The Sponsoring Company shall have the authority to appoint an Investment Manager to manage (including the power to acquire and dispose of) all or any part of the assets of the Trust Fund. The Sponsoring Company shall be

   responsible for establishing a funding policy and method

   consistent with the objectives of the Plan and the requirements of Title I of ERISA.

       15.3     Benefits Payable Solely by Trust.  All benefits

   payable under the Plan shall be paid or provided for solely from the Trust. The Participating Companies assume no liability or responsibility therefor.

       15.4     Exclusive Benefit of Trust Fund.  Except as

   otherwise allowed under Section 403(c)(2)(A) and (C) of ERISA,

   the assets of the Trust Fund shall not inure to the benefit of any Participating Company and shall be held for the exclusive purposes of providing benefits to Members and their

   Beneficiaries and defraying reasonable expenses of administering the Plan.

                              ARTICLE 16

                      ADMINISTRATION OF THE PLAN

       16.1     Plan Administrator and Administration of the Plan.

   The Sponsoring Company shall manage, operate and administer the

   Plan.  The Sponsoring Company shall be the "administrator" (as defined in Section 3(16) of ERISA) of the Plan, and shall be responsible for the performance of all reporting and disclosure obligations under ERISA and all other obligations required or permitted to be performed by the Plan administrator under ERISA.

   The Sponsoring Company shall have all powers necessary to

   administer the Plan in accordance with its terms, including the power to construe the Plan and determine all questions that may arise thereunder except as otherwise provided in the Plan and/or trust agreement.  The Sponsoring Company shall be the designated agent for service of legal process.

       16.2     Delegation of Responsibility.  The Sponsoring

   Company may delegate (and may give to its delegatees the

   authority to redelegate) to any person or persons any

   responsibility, power, or duty whether ministerial or fiduciary;

   provided, however, no responsibility in the Plan or trust

   agreement to manage or control the assets of the Plan (other than a power to appoint an Investment Manager) may be delegated to anyone other than a fiduciary identified pursuant to Section

   15.2 of the Plan.  The Sponsoring Company, the Trustee or any

   delegatee, redelegatee or designee of either of them may employ one or more persons to render advice or perform ministerial duties with regard to any responsibility such fiduciary has under the Plan.

       16.3     Liability. The board of directors of the

   Sponsoring Company and any delegatee, redelegatee or designee

   (other than any Investment Manager or Trustee), and any employee of a Participating Company or Affiliated Company serving the

   Plan in any capacity within the scope of his employment shall be free from all liability for their acts and conduct in the

   administration of the Plan and Trust except for acts of willful misconduct; provided, however, that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have pursuant to ERISA.

       16.4     Indemnity by Participating Companies.  In the

   event and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Participating Companies shall indemnify and hold harmless any person from any and all claims, demands, suits or proceedings made or threatened by reason of the fact that he,

   his testator or intestate (i) is or was a director or officer of a Participating Company or an Affiliated Company or (ii) is or

   was an employee of a Participating Company or an Affiliated

   Company who serves or served the Plan or Trust in any capacity within the scope of his employment and as a delegatee (or

   redelegatee) of the Sponsoring Company, provided such person acted, in good faith, in what he reasonably believed to be the best interest of the Plan.  Expenses against which such person may be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or proceeding brought or settlement thereof.  A

   Participating Company from which indemnification may be sought hereunder may, at its expense, settle any such claim, demand,

   suit or proceeding made or threatened when such settlement appears to be in the best interest of such Participating

   Company.  This Section 16.4 shall not be construed to limit whatever rights of indemnity to which the persons specified in this Section 16.4 and such other persons not described in the foregoing provisions of this Section 16.4 who are or were (or claim under or through) employees of a Participating Company or an Affiliated Company may be entitled by law, corporate by-law or otherwise.

       16.5     Payment of Fees and Expenses.  The Trustee, the

   board of directors of the Sponsoring Company and any delegatee,

   redelegatee or designee shall be entitled to payment from the

   Trust Fund for all reasonable fees, costs, charges and expenses incurred by them in the course of performance of their duties under the Plan and the Trust, except to the extent that such fees and costs are paid by any Participating Company or

   Affiliated Company.  Notwithstanding any other provision of the

   Plan or Trust, no person who is a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, or a "party in interest" within the meaning of Section 3(14) of ERISA and who receives full-time pay from any Participating Company or

   Affiliated Company shall receive compensation from the Trust

   Fund, except for reimbursement of expenses properly and actually incurred.

       16.6     Voting of Shares.  Each Member having all or a

   part of his Account, Tax Deferred Account and/or Frozen Tanner

   Account invested in Fund A under Section 8.1 of the Plan may direct the Trustee as to the manner in which the common stock in

   Fund A allocable to such Member's Account, Tax Deferred Account and/or Frozen Tanner Account is to be voted.  Before each annual or special meeting of shareholders of the Sponsoring Company there shall be sent to each such Member a copy of the proxy soliciting material for the meeting, together with a form

   requesting instructions to the Trustee on how to vote the stock allocable to that part of such Member's Account, Tax Deferred

   Account and/or Frozen Tanner Account in Fund A.  The Trustee, in

   its discretion, may vote the combined fractional shares of such stock to the extent possible to reflect the directions of the

   Members with allocated fractional shares.  Upon receipt of such instructions, the Trustee shall vote such shares as instructed.

   In lieu of voting Members' allocable fractional shares as

   instructed by Members, the Trustee may vote the combined

   allocable fractional shares to the extent possible to reflect the directions of Members with allocable fractional shares.  The

   Trustee shall vote shares of Stock in Fund A for which the

   Trustee received no valid voting instructions in the same manner and in the same proportion as the shares of Stock in Fund A with respect to which the Trustee received valid voting instructions are voted.

                              ARTICLE 17

                       BENEFIT CLAIMS PROCEDURE

       17.1     Claims for Benefits.  To be eligible for any

   benefit under this Plan a Member or Beneficiary must submit a claim therefor; provided, however that in the event a Member or

   Beneficiary otherwise entitled to a benefit under the Plan declines or fails to submit a claim within 90 days of a request to do so, and the value of such Member's Accounts equals or is less than $3,500, the Sponsoring Company may, within its sole discretion, deem such Member or Beneficiary to have submitted a claim for such benefit and to have elected a lump sum

   distribution in cash.  Any claim for benefits under the Plan shall be made in writing to the Sponsoring Company.  If such claim for benefits is wholly or partially denied, the Sponsoring

   Company shall, within 90 days after receipt of the claim, notify the Member or Beneficiary of the denial of the claim.  Such notice of denial (i) shall be in writing, (ii) shall be written in a manner calculated to be understood by the Member or

   Beneficiary, and (iii) shall contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (D) an explanation of the claim review procedure, in accordance with the provisions of this Article 17.

       17.2 Request for Review of Claim Denial. Within 60 days after the receipt by the Member or Beneficiary of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the

   Member or Beneficiary may file a written request with the

   Sponsoring Company that it conduct a full and fair review of the denial of the claim for benefits.  Such written request shall be filed in such form and manner and at such time as the Sponsoring

   Company may from time to time prescribe.

       17.3     Decision on Review of Claim Denial.  The

   Sponsoring Company shall make its determination in accordance with the documents governing the Plan insofar as such documents are consistent with the provisions of Title I of ERISA.  The

   Sponsoring Company shall deliver to the Member or Beneficiary its written decision on the claim within 60 days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as a conference with the

   Member, Beneficiary or his representative) which require an extension of time, the aforesaid 60-day period shall be extended to 120 days.  Such decision shall (i) be written in a manner calculated to be understood by the Member or Beneficiary, (ii)

   include the specific reason or reasons for the decision, and

   (iii) contain a specific reference to the pertinent Plan

   provisions upon which the decision is based.

                              ARTICLE 18

                      INALIENABILITY OF BENEFITS

       The right of any Member or Beneficiary to any benefit or

   payment under the Plan or Trust or to any separate account maintained as provided by the Plan shall not, to the fullest extent permitted by law, be subject to voluntary or involuntary anticipation, transfer, alienation or assignment, attachment,

   execution, garnishment, levy, sequestration or other legal or equitable process.  In the event a Member or Beneficiary who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

   Notwithstanding the foregoing provisions hereof, expressly permitted are: (i) any arrangement to which the Sponsoring

   Company consents for the direct deposit of benefit payments to any account in a bank, savings and loan association or credit union, provided such arrangement is not part of an arrangement constituting an assignment or alienation; (ii) the recovery by the Plan of overpayment of benefits previously made to a Member or Beneficiary; or (iii) effective on and after January 1, 1985,

   the creation, assignment, or recognition of a right to any benefit payable pursuant to a qualified domestic relations court order as defined in ERISA.

                 ADOPTION OF PLAN BY OTHER COMPANIES

                              ARTICLE 19

       Any company may, with the approval of the Sponsoring

   Company, adopt this Plan pursuant to appropriate written

   resolutions of the board of directors or other managing body of such company and by executing such documents with the Trustee as may be necessary to make such company a party to the Trust as a

   Participating Company.  A company which adopts the Plan is thereafter a Participating Company with respect to its Employees for purposes of the Plan.

                              ARTICLE 20

            WITHDRAWAL OF PARTICIPATING COMPANY FROM PLAN

       20.1     Notice of Withdrawal.  Subject to provisions of

   Section 20.4, any Participating Company, with the consent of the

   Sponsoring Company, may at any time withdraw from the Plan upon giving the Sponsoring Company and the Trustee at least 30 days notice in writing of its intention to withdraw.

       20.2     Segregation of Trust Assets Upon Withdrawal.  Upon

   the withdrawal of a Participating Company pursuant to Section

   20.1, the Trustee shall segregate the allocable share of the assets in the Trust Fund, the value of which shall equal the total credited to the accounts of Members employed by the

   withdrawing Participating Company.  Such segregation shall occur upon a Valuation Date or such other date as may be specified by the Sponsoring Company.

            20.3     Exclusive Benefit of Members.  Except as

   otherwise allowed by law, neither the segregation and transfer of the Trust assets upon the withdrawal of a Participating

   Company nor the execution of a new agreement and declaration of trust by such withdrawing Participating Company shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries.

       20.4     Applicability of Withdrawal Provisions.  The

   withdrawal provisions contained in this Article 20 shall be applicable only if the withdrawing Participating Company

   continues to cover its Members and eligible Employees in another defined contribution plan and trust qualified under Sections 401 and 501 of the Code.  Otherwise, the termination provisions of

   Article 22 of the Plan shall apply.

                              ARTICLE 21

                        AMENDMENT OF THE PLAN

       The Sponsoring Company may amend the Plan with respect to

   any or all Participating Companies at any time, and from time to time, by action of the board of directors of the Sponsoring

   Company or its delegatee; provided, however, except as otherwise allowed by law, no such amendment shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their

   Beneficiaries.

                              ARTICLE 22

             PERMANENCY OF THE PLAN AND PLAN TERMINATION

       22.1     Merger or Consolidation of Plan.  The Plan may not

   be merged or consolidated with, nor may its assets or

   liabilities be transferred to, any other plan, unless each

   Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger,

   consolidation, or transfer (if the Plan had then terminated).

       22.2     Right to Terminate Plan.  The Sponsoring Company

   reserves the right to terminate either the Plan or both the Plan and the Trust as to any or all Participating Companies.

       22.3     Discontinuance of Contributions.  Whenever the

   Sponsoring Company determines that it is impossible or

   inadvisable for any Participating Company to make further

   contributions as provided in the Plan, such Participating

   Company may, without terminating the Plan and/or Trust,

   temporarily or permanently discontinue all further contributions by such Participating Company. Thereafter, the Sponsoring

   Company and the Trustee shall continue to administer all the provisions of the Plan which are necessary and remain in force,

   other than the provisions relating to contributions by such

   Participating Company.  However, the Trust shall remain in existence with respect to such Participating Company and all of the provisions of the Trust Agreement shall remain in force.

       22.4     Termination of Plan and Trust.  If the Sponsoring

   Company determines to terminate (as to any Participating

   Company) the Plan and Trust completely, they shall be terminated insofar as they are applicable to such Participating Company as of the date of such termination.  Upon such termination of the

   Plan and Trust, after payment of all expenses and proportional adjustment of accounts of Members employed by such Participating

   Company to reflect such expenses, Trust Fund profits or losses,

   and allocations of any previously unallocated funds to the date of termination, such Participating Company's Members shall be entitled to receive the amount then credited to their respective

   Accounts, Tax Deferred Accounts and Frozen Tanner Account in the

   Trust Fund.  The Sponsoring Company, in its sole discretion, may cause payment of such amount to be made in cash, or in assets of the Trust Fund.  Any amounts unallocable to such Participating

   Company's Members shall be returned to the Sponsoring Company.

                              ARTICLE 23

                            MISCELLANEOUS

       23.1     Status of Employment Relations.  Nothing herein

   contained shall be deemed (i) to give to any employee the right to be retained in the employ of a Participating Company; (ii) to affect the right of a Participating Company to terminate or discharge any employee at any time; (iii) to give a

   Participating Company the right to require any employee to remain in its employ; or (iv) to affect any employee's right to terminate his employment at any time.

       23.2     Applicable Law.  To the extent that State law

   shall not have been preempted by ERISA or any other laws of the

   United States, the Plan shall be construed, regulated,

   interpreted and administered according to the laws of the

   Commonwealth of Kentucky.

       23.3     Legal Effect.  The Plan described herein shall

   amend and supersede, as of October 1, 1985, all provisions in the Plan as in effect on September 30, 1985, except as otherwise provided herein and further excepting that the rights of former

   Members who terminated employment or retired prior to October 1,

   1985, or made a total withdrawal prior to October 1, 1985 while employed, shall be governed by the terms of the Plan in effect at the time of termination of employment or retirement, or in effect on September 30, 1985 in the case of total withdrawals while employed, as the case may be, unless otherwise provided herein.

                              ARTICLE 24

                             TENDER OFFER

       24.1       Applicability.  The provisions of this Article

   24 shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person 1% or more of the outstanding shares of the stock of the Sponsoring Company (herein jointly and severally referred to as a "tender offer").

       24.2       Instructions to Trustee.  The Trustee may not

   take any action in response to a tender offer except as

   otherwise provided in this Article 24.  Each Member having all or a part of his Account, Tax Deferred Account and/or Frozen

   Tanner Account invested in Fund A of the Plan (determined as of the latest Valuation Date for which record processing has been completed at the time instructions under this Article 24 are requested of Members) may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of all the shares of stock in Fund A allocable to such Member's Account, Tax Deferred

   Account and/or Frozen Tanner Account in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Article 24.  Such instructions shall be in such form and shall be filed in such manner and at such time as the Sponsoring Company and the Trustee may prescribe.

       24.3       Trustee Action on Member Instructions.  The

   Trustee shall sell, offer to sell, exchange or otherwise dispose of the shares held in Fund A with respect to which it has received directions to do so under this Article 24 from Members.

   The number of shares to be sold, offered for sale, exchanged or otherwise disposed of by the Trustee under this Section 24.3 pursuant to a Member's direction shall reflect the value of such

   Member's Account, Tax Deferred Account and/or Frozen Tanner

   Account invested in Fund A (excluding all investments in Fund A other than the shares to be sold, offered or exchanged)

   determined as of the latest Valuation Date for which record processing has been completed at the time of the Trustee's disposition of shares. Each Member directing the Trustee to dispose of his allocable shares under this Article 24 shall also be deemed to have elected a transfer of the total value of his

   Account, Tax Deferred Account and/or Frozen Tanner Account in

   Fund A to a new investment fund under the Plan.  For purposes of this Article 24, such deemed transfers shall be effective as of and shall use values as of the Valuation Date used to determine the number of shares to be sold, offered for sale, exchanged or otherwise disposed of by the Trustee under this Section 24.3.

   Any gain or loss, whether realized or unrealized, on the

   directed disposition of shares shall be allocated (in accordance with the provisions of Section 10.3) among the members who have directed such a disposition under this Article 24.  The proceeds derived from dispositions directed under this Article 24 shall be invested by the Trustee in accordance with Section 24.4.

   Except for the provisions of Section 8.2 (dealing with

   contributions to the Plan) and Section 8.4 (dealing with

   interfund transfers) all the provisions of the Plan and trust agreement shall apply to such new investment fund. Any shares becoming allocable to a Member's Account, Tax Deferred Account and/or Frozen Tanner Account in Fund A after the latest

   Valuation Date for which record processing has been completed at the time of the Trustee's disposition of shares shall remain a part of such Member's  Account, Tax Deferred Account and/or

   Frozen Tanner Account in Fund A subject to all the provisions of the Plan other than this Article 24.

       24.4       Investment of Proceeds.  Any securities received

   in connection with a disposition directed under this Article 24 shall remain a part of the new investment fund subject, however,

   to the Sponsoring Company's right to amend the Plan in

   accordance with its provisions.  Any cash proceeds of a

   disposition directed under this Article 24 and any income from investments under the new investment fund shall remain a part of the new investment fund and shall be invested in such securities as the Sponsoring Company (or other fiduciary identified by the

   Sponsoring Company for such purpose) may from time to time direct; provided, however, in the absence of any direction from the Sponsoring Company or other fiduciary the Trustee may in its discretion invest the cash proceeds in short-term securities issued by the United States of America or any agency or

   instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participations

   therein and interim collective or common investment funds.

       24.5       Action With Respect to Members Not Instructing

   the Trustee or Not Issuing Valid Instructions. To the extend to which Members do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the shares of stock of the Sponsoring

   Company allocable to their Account, Tax Deferred Accounts and/or

   Frozen Tanner Account in Fund A, such Members shall be deemed to have directed the Trustee that such shares remain invested in

   Fund A subject to all provisions of the Plan other than this

   Article 24.

                              ARTICLE 25



          SPECIAL RULES IN THE EVENT PLAN BECOMES TOP HEAVY

       25.1     General.  Effective for the Plan Years beginning

   on and after October 1, 1984, notwithstanding any other

   provision of the Plan, this Article 25 shall apply to each Plan as to which the Plan is "Top-Heavy" (as hereinafter defined in this Article 25), hereinafter called "Top-Heavy-Year", and, to the extent provided in this Article 25, to each Plan Year

   following a Plan Year as to which the Plan is Top-Heavy.

       25.2     Minimum Benefits.  The Participating Company

   Contributions allocated to the account of each Member who is not a Key Employee for the Top Heavy Year shall not be less than 3%

   of such Member's Limitation Year Compensation (not to exceed

   $200,000).  Notwithstanding the preceding sentence, the

   foregoing percentage for any Top Heavy Year shall not exceed the percentage at which Participating Company Contributions are allocated to the Account of the Key Employee for whom such percentage is the highest for such Top Heavy Year; provided,

   however, that all defined contribution plans within an

   Aggregation Group shall be treated as one plan and this sentence shall not apply to any plan required to be included in an

   Aggregation Group if such plan enables a defined benefit plan required to be included in such Group to meet the requirements of Section 401(a)(4) or 410 of the Code.

       25.3     Compensation Limitation.  Compensation (as defined

   in paragraph (g) of Section 2.1 of the Plan) shall not exceed the limitation prescribed under Section 416(d) of the Code.

       25.4     Definitions.  For purposes of this Article 25, the

   following definitions shall apply:

       (a)  "Aggregation Group" shall mean (i) each plan of a

   Participating Company or an Affiliated Company in which a Key

   Employee is a participant and (ii) each other plan of a

   Participating Company or an Affiliated Company which enables any plan described in clause (i) of this paragraph (a) to meet the requirements of Section 401(a)(4) or 410 of the Code.

       (b)  "Determination Date" shall mean, with respect to any

   Plan Year, the last day of the preceding Plan Year.

       (c)  "Key Employee" shall mean a "key employee" within the meaning of Section 416(i) of the Code.

       (d)  "Top-Heavy" shall mean, with respect to any Plan Year,

   that the Plan falls within a Top-Heavy-Group or that, as of the

   Determination Date, the Top Heavy Ratio exceeds 60%.

       (e)  "Top-Heavy Group" shall mean, with respect to any Plan

   Year, any Aggregation Group if (as of the Determination Date)

   the sum of the Top Heavy Ratios for each plan falling within the

   Aggregation Group exceeds 60%.

       (f)  "Top Heavy Ratio" shall mean, with respect to any

   Determination Date,

            (1) For any defined benefit plan the ratio of the

       present value of the cumulative accrued benefits (including any benefits derived from employee contributions) under the plan for all Key Employees to the present value of the

       cumulative accrued benefits (including any benefits derived from employee contributions) under the plan for all employees.  Such present value shall be consistently and

       uniformly determined under regulations under Section 416 of the Code (i) by using the actuarial assumptions used by the plan for purposes of minimum funding standards under

       Section 412 of the Code (modified as necessary to conform

       with the requirements of Section 416 of the Code and

       regulations thereunder); (ii) as of the most recent

       valuation date used for computing plan costs for purposes

       of minimum funding under Section 412 of the Code falling

       within a 12 month period ending on the Determination Date;

       (iii) by including distributions made within the Plan Year in which falls the Determination Date and the 4 preceding

       Plan Years; and (iv) on the basis that each employee

       terminated employment on the valuation date.

            (2) For any defined contribution plan the ratio of the

       sum of the account balances under the plan as of the

       Determination Date for Key Employees to the sum of the

       account balances under the plan as of the Determination Date for all employees.



       IN WITNESS WHEREOF, the Sponsoring Company has caused this

   Plan to be executed this ______ day of _____________________,

   __________.

   ATTEST:                      ASHLAND OIL, INC.



   ___________________________  By:__________________________
   Secretary
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